As filed with the Securities and Exchange Commission on April 23, 2004
                                         Registration Statement No. 333-111489


==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           -------------------------


                       PRE-EFFECTIVE AMENDMENT NO. 3 TO

                   REGISTRATION STATEMENT ON FORM S-3 UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------

                         ABN AMRO SCORS DEPOSITOR INC.
            (Exact name of registrant as specified in its charter)
                           -------------------------

                Delaware                         Applied for
       (State of Incorporation)     (I.R.S. Employer Identification No.)
      c/o ABN AMRO Incorporated, Park Avenue Plaza, 55 East 52nd Street,
                           New York, New York 10055
                                (212) 409-1000
         (Address and Telephone Number of principal executive offices)

                             Laura Schisgall, Esq.
                             ABN AMRO Incorporated
                               Park Avenue Plaza
                              55 East 52nd Street
                           New York, New York 10055
                                (212) 409-1000
                          (Name of agent for service)

                           -------------------------

                                With a copy to:

                           Lawrence C. Tondel, Esq.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT

============================================ ================= ====================== ====================== =====================
                                                                      Proposed
                                                                       Maximum              Proposed
                                                                      Aggregate              Maximum
                      Title of                 Amount Being      Offering Price Per         Aggregate             Amount of
            Securities Being Registered       Registered (1)            Unit*            Offering Price*       Registration Fee
-------------------------------------------- ----------------- ---------------------- ---------------------- ---------------------
Trust Certificates........................      1,000,000               100%               $1,000,000             $80.90(2)
-------------------------------------------- ----------------- ---------------------- ---------------------- ---------------------

*Estimated for the purpose of calculating the registration fee.
(1) This Registration Statement relates to the offering from time to time of an indeterminate amount of Trust Certificates and to any resale of them in market making transactions by ABN AMRO Incorporated to the extent required.
(2) Previously transmitted to the designated lockbox of the Securities and Exchange Commission at MellonBank in Pittsburgh, PA.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


==============================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



           SUBJECT TO COMPLETION OR AMENDMENT, DATED APRIL 23, 2004


Prospectus Supplement
(To Prospectus Dated [              ], 2004)

                                     [   ]

                                [LOGO OMITTED]

                  ABN AMRO Structured Corporate Securities(SM)
                    ("ABN AMRO SCORS"(SM)) Trust Certificates
                     Series 2004-1, Class A-1, [  ]% Coupon

                   (Underlying Securities will be [  ]% [  ]
                           due [  ] issued by [  ])

                                                           Underwriting       Proceeds Before
                                  Price to Public            Discount            Expenses
                               ---------------------    ------------------  --------------------
Per Class A-1 Certificate                $                       $                   $
         Total                           $                       $                   $
                                     ------------------------------------------

                                The trust

The certificates                o  will be formed pursuant to a trust agreement between ABN AMRO SCORS
represent an                       Depositor Inc. and [     ] for the sole purpose of issuing the certificates.
interest in the
trust only and do               o  will issue the Class A-1 Certificates offered hereby.
not represent an
interest in or                  The Class A-1 Certificates
obligation of ABN
AMRO SCORS                      o  represent an undivided beneficial Interest in the assets of the trust, which consist
Depositor Inc., the                of the Underlying Securities described herein.
trustee, or any of
their affiliates.               o  currently have no trading market.

                                o  are not insured or guaranteed.

                                o  are callable in whole or in part if the Call Warrants on the Underlying Securities
                                   are exercised. The Call Warrants may be exercised commencing on [    ] or
                                   earlier if a tender offer for the Underlying Securities has been made.

You should review the information in "Risk Factors" beginning on page S-11 of this prospectus supplement and on page 5 of the prospectus.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


Subject to the satisfaction of certain conditions, the underwriter(s) named below will purchase the offered certificates from ABN AMRO Depositor Inc. See "Method of Distribution" in this prospectus supplement. This prospectus supplement, together with the accompanying prospectus, may be used by ABN AMRO Incorporated in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions.


The Class A-1 Certificates will be issued in book-entry form only on or about
[            , 2004].

                           -------------------------

         The date of this prospectus supplement is [           ], 2004

                             ABN AMRO INCORPORATED

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE APPLICABLE PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information regarding your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

The information contained in this prospectus supplement is in addition to the information in the accompanying prospectus regarding the terms of your series of certificates. You should rely on such additional information in this prospectus supplement as well as the information in the prospectus for a complete understanding of your investment in the Class A-1 Certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-30 in this document and under the caption "Index of Terms for Prospectus" beginning on page 56 in the accompanying prospectus.

                             --------------------

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A-1 Certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the certificates. For a description of these activities, see "Method of Distribution" herein.

                             --------------------

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT


SUMMARY OF PRINCIPAL TERMS.................................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-7
FORMATION OF THE TRUST....................................................S-11
RISK FACTORS..............................................................S-11
DESCRIPTION OF THE DEPOSITED ASSETS.......................................S-14
DESCRIPTION OF THE CERTIFICATES...........................................S-17
DESCRIPTION OF THE TRUST AGREEMENT........................................S-21
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................S-22
ERISA CONSIDERATIONS......................................................S-27
METHOD OF DISTRIBUTION....................................................S-28
LISTING...................................................................S-29
RATINGS...................................................................S-29
LEGAL OPINIONS............................................................S-30
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT..................................S-30

                                  PROSPECTUS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
        AND THE APPLICABLE PROSPECTUS SUPPLEMENT.............................2
TABLE OF CONTENTS............................................................3
WHERE YOU CAN FIND MORE INFORMATION..........................................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................4
REPORTS TO CERTIFICATEHOLDERS................................................4
IMPORTANT CURRENCY INFORMATION...............................................4
RISK FACTORS.................................................................5
ABN AMRO SCORS DEPOSITOR INC.................................................8
USE OF PROCEEDS..............................................................8
FORMATION OF THE TRUSTS......................................................9
DESCRIPTION OF THE CERTIFICATES.............................................10
MATURITY AND YIELD CONSIDERATIONS...........................................31
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT..........................33
DESCRIPTION OF THE TRUST AGREEMENT..........................................45
LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES..............................57
PLAN OF DISTRIBUTION........................................................57
LEGAL OPINIONS..............................................................59
INDEX OF DEFINED TERMS......................................................60



For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the applicable prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                          SUMMARY OF PRINCIPAL TERMS

     This summary highlights the principal terms of the certificates being issued by the trust and the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."

The Certificates

The Trust.......................................................ABN AMRO SCORS Depositor Inc. and the trustee will enter into a trust agreement establishing the trust.

Securities Offered..............................................
                                                                [  ] [  ]% ABN AMRO SCORS Trust Certificates, Series 2004-1,
                                                                Class A-1 (which we refer to as the "Class A-1
                                                                Certificates"). Each Class A-1 Certificate will be issued
                                                                in a denomination and principal amount of $[  ], making the aggregate principal amount of the Class A-1 Certificates
                                                                equal to $[  ]. The Class A-1 Certificates represent a
                                                                "Callable Series" of certificates as described in the
                                                                prospectus under "Description of the Certificates--Call
                                                                Right."

Interest Rate ..................................................The Class A-1 Certificates will bear interest at a [fixed]
                                                                interest rate of [  ]% per annum.

Deposited Assets................................................The Deposited Assets will consist of the Underlying
                                                                Securities which will be subject to the Call Warrants. See
                                                                "Description of the Deposited Assets" below.

Original Issue Date ............................................[  ], 2004.

Distribution Dates .............................................Distributions of interest are expected to be made on [  ]
                                                                and [  ], or if not a business day, the next business day, beginning [  ], 2004.

Final Scheduled Distribution....................................[  ]; [provided that the maturity of the Class A-1
                                                                Certificates will be shortened in the event the Underlying
                                                                Securities Issuer shortens the maturity of the Underlying
                                                                Securities upon the occurrence of a Tax Event] or in the
                                                                event of other Events of Default as described under
                                                                "Description of Deposited Assets - Underlying Securities"
                                                                below, or if the Underlying Securities Issuer fails to
                                                                file periodic reports as described under "Description of
                                                                the Certificates - Failure by Underlying Securities Issuer
                                                                to File Periodic Reports" below.


Exercise of Call Warrants.......................................The Call Warrants permit their holders to purchase the
                                                                Underlying Securities from the trust either at any time
                                                                upon not more than 60 nor less than 20 days prior notice to the trustee on or after [  ] or earlier after the
                                                                commencement by the Underlying Securities Issuer (but
                                                                prior to the termination) of any tender offer on the
                                                                Underlying Securities. The Call Warrants may be exercised
                                                                in whole or in part in minimum amounts corresponding to
                                                                $[  ] principal amount of the




                                                           S-4

                                                                Underlying Securities.

                                                                o  An exercise of the Call Warrants in whole will result
                                                                   in the redemption of all of the Class A-1 Certificates.

                                                                o  In the event of an exercise of the Call Warrants in
                                                                   part, the trustee or The Depository Trust Company
                                                                   ("DTC") will select by lot a corresponding amount of
                                                                   Class A-1 Certificates for redemption.

                                                                o  Any redemption of Class A-1 Certificates resulting from an exercise of the Call Warrants on or after [  ] will
                                                                   be at a price equal to 100% of the principal amount of
                                                                   the Class A-1 Certificates to be redeemed (i.e., an
                                                                   amount equal to $[  ] per Class A-1 Certificate) plus
                                                                   accrued and unpaid interest on the called Underlying
                                                                   Securities to the Call Date; any redemption of Class
                                                                   A-1 Certificates resulting from an exercise of the Call
                                                                   Warrants prior to [  ] will be at a price equal to 100%
                                                                   of the principal amount of such Class A-1 Certificates
                                                                   (i.e., an amount equal to $[  ] per Class A-1
                                                                   Certificate) plus accrued and unpaid interest on the
                                                                   called Underlying Securities to the Call Date plus a
                                                                   redemption premium equal to $[  ] per Class A-1
                                                                   Certificate; no other redemption or other premium will
                                                                   be paid.

                                                                See "Description of the Deposited Assets--The Call
                                                                Warrants."

Pass-Through of Principal
    Distributions; Premium......................................Any principal payments on the Underlying Securities, whether received at the maturity of the Underlying
                                                                Securities or in the event that the Underlying Securities
                                                                are redeemed or liquidated in whole or in part for any
                                                                reason other than at their maturity, will be applied to
                                                                pay the principal balance of the Class A-1 Certificates on the related Distribution Date. If principal on the
                                                                Underlying Securities is distributed prior to [  ], the
                                                                Class A-1 Certificateholders will be entitled to receive a premium of $[  ] per $[  ] of principal paid to the extent the trust receives a sufficient amount in connection with
                                                                the payment on the Underlying Securities to remit the
                                                                premium. If the trust does not receive a sufficient
                                                                amount, it will only pay out those amounts then received
                                                                by it as premium on the Underlying Securities. Class A-1
                                                                Certificateholders will have no further entitlement to
                                                                premium on the principal then distributed. The Class A-1
                                                                Certificateholders will not be entitled to any premium or
                                                                similar amounts that may be paid on the Underlying
                                                                Securities other than in the specific circumstances and
                                                                amount described above in this paragraph.

Record Date ....................................................The day immediately preceding each Distribution Date.

[Mandatory Redemption ..........................................On any day that the Underlying Securities are redeemed as a result of a Tax Event, the Certificates will be redeemed and the proceeds of such redemption will be distributed in the manner set forth under "Description of the
                                                                Certificates--



                                                           S-5

                                                                Distributions" and "--Redemption of Certificates upon
                                                                Redemption of Underlying Securities."]

Denominations...................................................The Class A-1 Certificates will be denominated and payable in U.S. dollars. They will be issued and available for
                                                                purchase in denominations of $[  ] per Class A-1
                                                                Certificate.

Interest Accrual Periods........................................Semi-annually from and including one Distribution Date to, but excluding the next following Distribution Date, except in the case of the first Interest Accrual Period, from and including the Original Issue Date to but excluding the
                                                                first Distribution Date.

Principal Balances..............................................Each Class A-1 Certificate will be assigned a principal balance at issuance equal to its denomination.

Form of Security ...............................................Book-entry certificates with DTC. See "Description of the
                                                                Certificates--Definitive Certificates." Distributions will be settled in immediately available (same-day) funds.

Trustee.........................................................[   ]

Ratings ........................................................"[BBB]" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "[Baa]" by Moody's
                                                                Investors Service, Inc. See "Ratings."

The Underlying Securities

Underlying Securities...........................................$[  ] aggregate principal amount of [  ]% [  ] due [  ] issued by the Underlying Securities Issuer.

Underlying Securities Issuer....................................[  ].

Underlying Securities Original
    Issue Date..................................................[  ].

Underlying Securities Final
    Payment Date................................................[  ].

Underlying Securities Currency..................................The Underlying Securities are denominated and payable in
                                                                U.S. dollars.

Underlying Securities Payment Dates ............................[  ] and [  ] or if not a business day, the next business day.

Underlying Securities Rate .....................................[  ]% per annum.

Underlying Securities Interest
    Accrual Periods.............................................[Semi-annual periods.]

Form of Security ...............................................Book-entry debt securities with DTC.

[Conditional Right to
    Shorten Maturity............................................The Underlying Securities Issuer has the right to shorten the



                                                           S-6

                                                                maturity of the Underlying Securities if a certain adverse tax event occurs. See "Description of the Deposited
                                                                Assets--Redemption of the Underlying Securities;
                                                                Shortening of Maturity."]

Tax Event Redemption............................................If a Tax Event occurs and there would, notwithstanding any shortening of the maturity of the Underlying Securities,
                                                                be more than an insubstantial risk that interest paid by
                                                                the Underlying Securities Issuer on the Underlying
                                                                Securities is not, and will not be, deductible, in whole
                                                                or in part, by the Underlying Securities Issuer for United
                                                                States federal income tax purposes, the Underlying
                                                                Securities Issuer will have the right, within 90 days
                                                                following the occurrence of such Tax Event, to redeem the
                                                                Underlying Securities in whole (but not in part). See
                                                                "Description of the Deposited Assets--Redemption of the
                                                                Underlying Securities; Shortening of Maturity."

Ratings.........................................................The Underlying Securities have been rated "BBB" by S&P and
                                                                "Baa" by Moody's. A rating of the Underlying Securities is not a recommendation to purchase, hold or sell them, and
                                                                there can be no assurance that a rating will remain for
                                                                any given period of time or that a rating will not be
                                                                revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.


     No investigation of the Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made in connection with this offering. A potential certificateholder should obtain and evaluate the same information concerning the Underlying Securities Issuer as he or she would obtain and evaluate if he or she were investing directly in the Underlying Securities or in other securities that are issued by the Underlying Securities Issuer. None of the depositor, the trustee, the underwriters or any of their respective affiliates have verified the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the Securities and Exchange Commission or otherwise made publicly available. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.



                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor.......................................................ABN AMRO SCORS Depositor Inc. See "The Depositor" in the
                                                                prospectus.

Certificates....................................................The ABN AMRO Structured Corporate Securities Trust
                                                                Certificates (which we refer to as "ABN AMRO SCORS" or the
                                                                "certificates"), Series 2004-1, consist of the Class A-1
                                                                and Class A-2 Certificates and will be issued under a
                                                                trust agreement between the depositor and the trustee.
                                                                "ABN AMRO Structured Corporate Securities Certificates"
                                                                and "ABN AMRO SCORS" are each a registered service mark of
                                                                ABN AMRO WCS Holding Company. The Class A-1 Certificates
                                                                are the only securities offered under this



                                                           S-7

                                                                prospectus supplement. The Class A-2 Certificates will be
                                                                issued in the principal amount of $[  ] and are not offered under this prospectus supplement. The Class A-2
                                                                Certificates will be [principal-only] certificates, and
                                                                will not entitle holders thereof to distributions of
                                                                [interest]. The Class A-2 Certificates will be subordinate to the Class A-1 Certificates and will not receive
                                                                distributions until the Class A-1 Certificates have been
                                                                paid in full.

The Underlying Securities.......................................Interest on the Underlying Securities accrues at the
                                                                Underlying Securities Rate for each Underlying Securities
                                                                Interest Accrual Period and is payable on each Underlying
                                                                Securities Payment Date. The entire principal amount of
                                                                the Underlying Securities to the extent not previously
                                                                paid will be due on the Underlying Securities Final
                                                                Payment Date. The Underlying Securities have a remaining
                                                                term to maturity of approximately [  ] years.

Distributions...................................................Distributions will be made to Class A-1 Certificateholders only if, and to the extent that, payments are made with
                                                                respect to the Underlying Securities or an exercise of the
                                                                Call Warrants occurs. See "Description of the
                                                                Certificates--Collections and Distributions."

                                                                Holders of the Class A-1 Certificates will be entitled to
                                                                receive on each Distribution Date, to the extent of interest and principal payments received on the Underlying Securities, after reimbursement of the trustee for any extraordinary
                                                                expenses incurred pursuant to the instructions of all the
                                                                certificateholders,

                                                                o  Distributions of interest on the Underlying Securities
                                                                   received for the corresponding payment date for the
                                                                   Underlying Securities to the extent necessary to pay
                                                                   interest at the rate of [  ]% per annum on the
                                                                   outstanding principal amount of the Class A-1
                                                                   Certificates, and


                                                                o  Distributions of principal, if any, on the Underlying
                                                                   Securities received for the corresponding payment date
                                                                   for the Underlying Securities to the extent necessary
                                                                   to pay the outstanding principal amount of the Class
                                                                   A-1 Certificates. The only scheduled principal payment
                                                                   date for the Underlying Securities is their maturity
                                                                   date in [  ], [but the Underlying Securities are subject
                                                                   to tax event redemption or maturity shortening by the
                                                                   Underlying Securities Issuer] and to purchase by the
                                                                   holders of the Call Warrants. See "Description of the
                                                                   Deposited Assets--Redemption of the Underlying
                                                                   Securities; Shortening of Maturity," "The Call
                                                                   Warrant; Redemption upon exercise of the call warrants"
                                                                   and "Description of the Certificates--Redemption of
                                                                   Certificates."


                                                                If principal is distributed prior to [  ], the Class A-1
                                                                Certificateholders will be entitled to receive a premium
                                                                of $[   ] per $[   ] of principal paid, to the extent that,
                                                                for principal paid on the Underlying Securities, a premium distribution is also made on the Underlying Securities in
                                                                a



                                                           S-8

                                                                sufficient amount. No other or additional redemption or
                                                                early payment premiums are payable on the Class A-1
                                                                Certificates, even if payments of this type are made on
                                                                the Underlying Securities.

Maturity........................................................The Class A-1 Certificates will have the same final maturity as the Underlying Securities.



Call Warrants...................................................The Call Warrants will entitle their holders to purchase the Underlying Securities, in whole or in part, in minimum amounts equal to $[  ] principal amount of Underlying
                                                                Securities, either at any time upon not more than 60 nor
                                                                less than 20 days prior notice to the trustee on or after
                                                                [  ] or earlier after the commencement by the Underlying
                                                                Securities Issuer (but prior to the termination) of any
                                                                tender offer on the Underlying Securities.

                                                                The purchase price payable upon each exercise of the Call
                                                                Warrants will be an amount sufficient to redeem a
                                                                corresponding amount of the (i) Class A-1 Certificates at
                                                                100% of their principal amount (i.e., an amount equal to
                                                                $[  ] per Class A-1 Certificate to be redeemed) together
                                                                with accrued and unpaid interest at the Class A-1
                                                                Certificate rate to the date of redemption and plus, if
                                                                the exercise date is prior to [  ], a premium equal to $[  ]
                                                                per Class A-1 Certificate, and (ii) Class A-2 Certificates
                                                                at 100% of their principal amount (i.e., an amount equal
                                                                to $[  ] per Class A-2 Certificate to be redeemed). In the event that less than all of the Call Warrants are
                                                                exercised at any time, the trustee or DTC will select the
                                                                Class A-1 Certificates and Class A-2 Certificates to be
                                                                redeemed by lot from among all of the Class A-1
                                                                Certificates and Class A-2 Certificates, respectively,
                                                                then outstanding.


Material Federal Income Tax
      Consequences..............................................In the opinion of Sidley Austin Brown & Wood LLP, tax counsel to the trust, the trust will not be classified as
                                                                a corporation or publicly traded partnership taxable as a
                                                                corporation for federal income tax purposes. The parties
                                                                will take the position that, although not free from doubt, the trust will constitute a grantor trust for federal
                                                                income tax purposes, and, accordingly, the trust will not
                                                                be subject to federal tax and each holder of a Class A-1
                                                                Certificate will be treated for federal income tax
                                                                purposes as the owner of a pro rata undivided interest in
                                                                the Underlying Securities.

                                                                The trust intends to treat the Underlying Securities as
                                                                debt for federal income tax purposes, but if the
                                                                Underlying Securities are not debt, then, among other
                                                                consequences, distributions could be treated as dividends
                                                                (rather than interest) and interest payments to Class A-1
                                                                Certificateholders that are not U.S. Holders (as defined
                                                                herein) would be subject to U.S. withholding tax. [In
                                                                addition, if the Underlying Securities Issuer exercises
                                                                its right to shorten the maturity of the Underlying
                                                                Securities upon the happening of a Tax Event, then the
                                                                holder may be treated as having sold and re-acquired its
                                                                interest in the Underlying Security in a taxable
                                                                transaction.]



                                                           S-9

                                                                See "Material Federal Income Tax Consequences."

Ratings.........................................................It is a condition to the issuance of the Class A-1
                                                                Certificates that the Class A-1 Certificates have at least the ratings specified above under "Summary of Principal
                                                                Terms--The Certificates--Ratings." A security rating is
                                                                not a recommendation to buy, sell or hold securities and
                                                                may be subject to revision or withdrawal at any time by
                                                                the assigning rating agency. A security rating does not
                                                                address the occurrence or frequency of redemptions or
                                                                prepayments on, or extensions of the maturity of, the
                                                                Underlying Securities, or the corresponding effect on
                                                                yield to investors. See "Ratings."

ERISA Considerations............................................An employee benefit plan subject to ERISA, including an
                                                                IRA or Keogh Plan should consult its advisors concerning
                                                                its ability to purchase Class A-1 Certificates under ERISA or the Internal Revenue Code. See "ERISA Considerations."

Listing.........................................................Application has been made to list the Class A-1
                                                                Certificates on the New York Stock Exchange. It is
                                                                unlikely that trading of the Class A-1 Certificates on the
                                                                New York Stock Exchange will be active or that a liquid
                                                                market for the Class A-1 Certificates will develop. See
                                                                "Method of Distribution."

                            FORMATION OF THE TRUST

     The trust will be formed pursuant to the trust agreement, including the Series 2004-1 supplement, between ABN AMRO SCORS Depositor Inc. and the trustee. At the time of the execution and delivery of the Series 2004-1 supplement, ABN AMRO SCORS Depositor Inc. will deposit the Underlying Securities in the trust subject to its retention of the rights evidenced by the Call Warrants. The trustee, on behalf of the trust, will accept such Underlying Securities subject to the Call Warrants and will deliver the Class A-1 Certificates in accordance with the instructions of ABN AMRO SCORS Depositor Inc.


     The Underlying Securities will be purchased by ABN AMRO SCORS Depositor Inc. in the secondary market directly by ABN AMRO SCORS Depositor Inc. The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the depositor or the issuance of the certificates. ABN AMRO Incorporated, the underwriter of the Class A-1 Certificates, did not participate in the initial public offering of the Underlying Securities.



                                 RISK FACTORS

     You should consider the following risk factors, together with all of the information set forth in this prospectus supplement and the prospectus, in deciding whether to purchase the Class A-1 Certificates.

No due diligence investigation of the            In connection with the present offering, none of the depositor,
Underlying Securities or the Underlying          the underwriters or the trustee
Securities Issuer has been made by the
depositor, the underwriters or the               o  has made, or will make, any due diligence investigation of the
trustee.                                            business condition, financial or otherwise, of the Underlying
                                                    Securities or the Underlying Securities Issuer, or

                                                 o  has verified, or will verify, any reports or information filed by the Underlying Securities Issuer with the Securities and
                                                    Exchange Commission (the "Commission") or otherwise made
                                                    available to the public.

                                                 It is strongly recommended that prospective investors in the Class
                                                 A-1 Certificates consider publicly available financial and other information regarding the Underlying Securities Issuer. The issuance of the Class A-1 Certificates should not be construed as an endorsement by the depositor, the underwriters or the trustee of the financial condition or business prospects of the Underlying
                                                 Securities Issuer. See "Description of the Deposited Assets."

The Underlying Securities Issuer is the          The payments made by the Underlying Securities Issuer of principal
only payment source.                             of, and interest at the Underlying Securities Rate on, the
                                                 Underlying Securities are the only sources of payment for your
                                                 Class A-1 Certificates. Financial difficulties experienced by the
                                                 Underlying Securities Issuer could result in delays in payment, partial payment or nonpayment of the Underlying Securities and your Class A-1 Certificates. There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all expected
                                                 distributions to the Class A-1 Certificateholders. To the extent
                                                 Available Funds (which is defined under "Description



                                                       S-11

                                                 of the Certificates") are insufficient to make any such
                                                 distribution, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls, if any.

                                                 In the event of nonpayment on the Underlying Securities by the
                                                 Underlying Securities Issuer, you will bear the loss resulting from such nonpayment. See "Description of the Certificates."

                                                 In addition, an early termination of the trust may occur if the
                                                 Underlying Securities are sold by the trustee, as instructed by the depositor, in the event that the Underlying Securities Issuer fails to file periodic reports required under the Securities
                                                 Exchange Act of 1934.

The Underlying Securities are unsecured          The Underlying Securities are unsecured obligations of the
obligations and rank pari passu to other         Underlying Securities Issuer and will rank equally and ratably in
unsecured and unsubordinated debt                regards to payment with all other unsecured and unsubordinated
obligations of the Underlying Securities         debt obligations of the Underlying Securities Issuer. The
Issuer.                                          Underlying Securities do not have the benefit of any "sinking fund" or similar arrangement. In the event of the insolvency of the Underlying Securities Issuer, secured creditors will have a preferred claim over the assets of the Underlying Securities
                                                 Issuer that ranks prior to that represented by the Underlying
                                                 Securities and other debt obligations of the Underlying Securities
                                                 Issuer, thereby reducing your chances of receiving payment on your certificates.

[The Underlying Securities Issuer has            Upon the occurrence of a Tax Event, the Underlying Securities
the right to shorten the maturity of the         Issuer, without the consent of the holders of the Underlying
Underlying Securities or redeem the              Securities, will have the right to shorten the maturity of the
Underlying Securities (in whole, but not         Underlying Securities to the minimum extent required such that
in part), upon the occurrence of a Tax           after the shortening of the maturity, interest paid on the
Event.                                           Underlying Securities will be deductible by the Underlying
                                                 Securities Issuer for United States federal income tax purposes.
                                                 If, notwithstanding any such shortening of the maturity of the
                                                 Underlying Securities, there would be more than an insubstantial risk that the interest paid on the Underlying Securities is not and will not be deductible for United States federal income tax purposes, the Underlying Securities Issuer will have the right to redeem the Underlying Securities. See "Description of the
                                                 Deposited Assets--Redemption of the Underlying Securities;
                                                 Shortening of Maturity." Any such shortening of the maturity of the Underlying Securities will cause a shortening of the maturity of the Class A-1 Certificates and any such redemption of the
                                                 Underlying Securities will cause a redemption of the Class A-1
                                                 Certificates. See "Description of the Certificates--Redemption of
                                                 Certificates upon Redemption of Underlying Securities." There can be no assurance that the Underlying Securities Issuer would not exercise its right to shorten the maturity of the Underlying
                                                 Securities upon the occurrence of a Tax Event, and no assurance as to the period by which such maturity would be shortened.]



                                                       S-12

Class A-1 Certificateholders may not             In some circumstances, redemption of the Underlying Securities by
receive redemption premiums or market            the Underlying Securities Issuer requires payment of a redemption
value appreciation.                              premium. In addition, the market value of the Underlying
                                                 Securities may increase. If principal is distributed prior to [ ], the Class A-1 Certificateholders will be entitled to receive a premium of $[ ] per $[ ] of principal paid to the extent the trust receives a premium on the Underlying Securities of an equal or greater amount. However, the Class A-1 Certificateholders will not be entitled to any share of any premium in excess of such amount or any other redemption premium or other premiums that may be paid on the Underlying Securities. Moreover, if these circumstances occur after [ ] or at any time due to a tender offer by the
                                                 Underlying Securities Issuer, it is likely that the Call
                                                 Warrantholders will exercise their right to call the Underlying
                                                 Securities. The right of the Call Warrantholders to purchase the
                                                 Underlying Securities after a redemption or other premium payment event is announced will effectively reserve to the Call
                                                 Warrantholders the right to receive any premium in excess of the limited premium payable to the holders of the Class A-1
                                                 Certificates in the event of a redemption prior to [ ] and similarly reserve to the Call Warrantholders the right to realize the resulting gain in the event of an increase in the aggregate market value of the Underlying Securities above the aggregate par value of the Class A-1 Certificates on the Original Issue Date.
                                                 See "Description of the Certificates--Redemption Upon Exercise of
                                                 the Call Warrants."

A change or withdrawal by the rating             At the time of issuance, the Class A-1 Certificates will have
agencies of their initial ratings may            ratings assigned by S&P and Moody's equivalent to the ratings of
reduce the market value of the Class A-1         the Underlying Securities, which, as of the date of this
Certificates.                                    prospectus supplement were "BBB" by S&P and "Baa" by Moody's. It is expected that the ratings of the Class A-1 Certificates will change if the ratings of the Underlying Securities change.

                                                 The ratings issued for the Class A-1 Certificates are not a recommendation to purchase, sell or hold Class A-1 Certificates.
                                                 The ratings do not comment on the market price of the Class A-1
                                                 Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or
                                                 withdrawn entirely by the related rating agency if, in its judgment, circumstances, including, without limitation, the rating of the Underlying Securities, so warrant. A revision or withdrawal of a rating is likely to have an adverse effect on the market price of the Class A-1 Certificates. A reduction in the ratings of the Underlying Securities will not create any redemption rights or any additional rights for Class A-1 Certificateholders.

          See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                      DESCRIPTION OF THE DEPOSITED ASSETS

General


     This prospectus supplement relates only to the certificates offered hereby and does not relate to the Underlying Securities. All information contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer as part of an offering of $[ ] of such securities pursuant to registration statement no. 333-[ ], filed by the Underlying Securities Issuer with the Commission under the Securities Act of 1933.


     No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer in connection with the issuance of the Class A-1 Certificates. The Underlying Securities Issuer is subject to the information reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. The registration statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Underlying Securities Issuer with the Commission in accordance with the Securities Exchange Act of 1934 can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants, including the Underlying Securities Issuer, that file electronically with the Commission. NONE OF ABN AMRO SCORS DEPOSITOR INC., THE UNDERWRITERS OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INQUIRY IN CONNECTION WITH THIS OFFERING WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the depositor, the underwriters or the trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

     The trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the certificates. Consequently, the ability of certificateholders to receive distributions in respect of the Class A-1 Certificates will depend entirely on the trust's receipt of payments on the Underlying Securities. Prospective purchasers of the Class A-1 Certificates should consider carefully the financial condition of the Underlying Securities Issuer and its ability to make payments in respect of such Underlying Securities.

Underlying Securities

     The Underlying Securities consist of $[ ] aggregate principal amount of
[  ]% [   ] issued by [   ] on [   ]. Interest on the Underlying Securities is
payable semi-annually. The maturity date of the Underlying Securities is [   ].

     The Underlying Securities have been issued pursuant to an agreement between the Underlying Securities Issuer and the Underlying Securities Trustee. The following summary describes the material terms of the indenture
dated as of [              ], [as supplemented] (the "Indenture"), but
investors should refer to the Indenture itself for all the terms governing the Underlying Securities.

     The following is a summary of the events of default with respect to the Underlying Securities (each, an "Underlying Securities Event of Default").

     o failure to pay interest on the Underlying Securities for [30] days after becoming due;

     o failure to pay principal of or premium, if any, on the Underlying Securities for five business days after becoming due at maturity, upon redemption or otherwise;

     o failure to perform any other covenant of the Underlying Securities Issuer for a period of [90] days after notice given as specified in the Indenture; and

     o certain events of bankruptcy, insolvency or reorganization of the Underlying Securities Issuer.

     If an Underlying Securities Event of Default occurs and continues, the Underlying Securities Trustee or the holders of not less than [25%] in aggregate principal amount of the Underlying Securities then outstanding may declare the principal amount of the Underlying Securities to be due and payable immediately. At any time after such a declaration of acceleration in respect of the Underlying Securities has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Underlying Securities Trustee, the holders of a majority in aggregate principal amount of outstanding Underlying Securities may, under certain circumstances, waive all defaults and rescind and annul such declaration and its consequences if all Underlying Securities Events of Default, other than the non-payment of principal due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     The Indenture provides that the Underlying Securities Trustee shall, within [90] days after the occurrence of an Underlying Securities Event of Default, give the holders of the Underlying Securities notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods); provided that, the Underlying Securities Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Underlying Securities holders.

     Pursuant to the terms of the Indenture, the Underlying Securities Issuer is required to furnish to the Underlying Securities Trustee annually a brief certificate of the principal executive, financial or accounting officer of the Underlying Securities Issuer as to his knowledge of the Underlying Securities Issuer's compliance (determined without regard to any period of grace or requirement of notice) with all conditions and covenants under the Indenture and, if a default exists thereunder, specifying the nature of such default.

     The Indenture provides that the holders of a majority in aggregate principal amount of the Underlying Securities then outstanding will have the right to waive certain defaults in respect of such series, and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Underlying Securities Trustee.

     With certain exceptions, the Indenture, the rights and obligations of the Underlying Securities Issuer and the rights of the holders of the Underlying Securities may be modified by the Underlying Securities Issuer with the consent of the holders of not less than [66-2/3%] in aggregate principal amount of Underlying Securities then outstanding affected by such modification; provided, that no such modification may be made that would (i) extend the fixed maturity of the Underlying Securities, or reduce the principal amount, or reduce the rate or extend the time of payment of interest thereon, without the consent of each holder of the Underlying Securities so affected; or (ii) reduce the above-stated percentage of the Underlying Securities, the consent of the holders of which is required to modify or alter the Indenture, without the consent of the holders of all outstanding Underlying Securities.

Redemption of the Underlying Securities; Shortening of Maturity

     [Upon the occurrence of a Tax Event (as defined below), the Underlying Securities Issuer, without the consent of the holders of the Underlying Securities, will have the right to shorten the maturity of the Underlying Securities to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Underlying Securities Issuer, after receipt of an opinion of such counsel regarding the applicable legal standards. There can be no assurance that the Underlying Securities Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of such a Tax Event and no assurance as to the period by which such maturity would be shortened. In the event the Underlying Securities Issuer elects to exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of a Tax Event, the Underlying Securities Issuer will, within 60 days after the occurrence of such Tax Event, provide the Trustee and the other holders of the Underlying Securities with notice of the new maturity date. Such notice shall be effective immediately upon mailing.

     If a Tax Event occurs and in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the Underlying Securities, be more than an insubstantial risk that interest paid by the Underlying Securities Issuer on the Underlying Securities is not, and will not be, deductible, in whole or in part, by the Underlying Securities Issuer for United States federal income tax purposes, the Underlying Securities Issuer will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Underlying Securities in whole (but not in part), on not less than 30 or more than 60 days' notice (such redemption, a "Tax Event Redemption"). The redemption price in the case of a Tax Event redemption (the "Tax Event Redemption Price") will equal the greater of (i) 100% of the principal amount of the Underlying Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to the maturity date of the Underlying Securities in existence at the time such Tax Event occurred, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus [ ] basis points, together, in either case, with accrued interest on the principal amount being redeemed to the redemption date.

     "Tax Event" means the receipt by the Underlying Securities Issuer, at any time or from time to time, of an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, there is more than an insubstantial increase in the risk that interest paid by the Underlying Securities Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Securities Issuer for United States federal income tax purposes.]

     On and after any redemption date, interest will cease to accrue on the Underlying Securities. On or before any redemption date, the Underlying Securities Issuer shall deposit with a paying agent (or the Underlying Securities Trustee) money sufficient to pay the redemption price of and accrued interest on the Underlying Securities to be redeemed on such date.

Defeasance of the Underlying Securities

     Under the terms of the Indenture, the Underlying Securities Issuer may elect (a) to defease the Underlying Securities with the effect that it will be discharged from any and all obligations with respect to such Underlying Securities (except for certain obligations to issue securities in definitive registered form in exchange for a global security, to register the transfer or exchange of a security, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of the Underlying Securities and to hold moneys for payment in trust) and/or (b) to be released from certain obligations described in the Indenture and in certain cases, the obligations of the Underlying Securities Issuer with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Underlying Securities Event of Default, in either case upon the irrevocable deposit with the Underlying Securities Trustee, in trust, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, interest payments, if any, with respect to, such Underlying Securities, on the scheduled due dates therefor. Such a trust may only be established if, among other things, the Underlying Securities Issuer has delivered to the Underlying Securities Trustee an opinion of counsel to the effect that the holders of such Underlying Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of defeasance under clause (a) above, must refer to and be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law.

     In the event the Underlying Securities Issuer effects defeasance under clause (b) above and the Underlying Securities are declared due and payable because of the occurrence of certain Underlying Securities Events of Default, the amount of money and U.S. government obligations on deposit with the Underlying Securities Trustee will be sufficient to pay amounts due on the Underlying Securities when they become due but may not be sufficient to pay amounts due on the Underlying Securities at the time of the acceleration resulting from such Underlying

Securities Event of Default. However, the Underlying Securities Issuer would remain liable to make payment of such amount due at the time of acceleration.



                        DESCRIPTION OF THE CERTIFICATES

General

     The Class A-1 Certificates will be denominated and distributions on them will be payable in U.S. dollars. The Class A-1 Certificates, along with the Class A-2 Certificates, represent in the aggregate the entire beneficial ownership interest in the trust. The property of the trust will consist of (i) the Underlying Securities subject to the Call Warrants, (ii) all payments on or collections in respect of the Underlying Securities received on or after the Original Issue Date and until, with respect to any portion of the Underlying Securities as to which the Call Warrants are exercised, the date of such exercise or, if the Call Warrants are not exercised, the final maturity date of the Underlying Securities and (iii) all proceeds of any exercise of the Call Warrants. The property of the trust will be held for the benefit of the holders of the certificates by the trustee.

     The Class A-1 Certificates will be issued, maintained and transferred on
the book-entry records of DTC and its Participants in denominations of $[   ].

     The Class A-1 Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor, the "Clearing Agency"), except as provided below. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Class A-1 Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such Class A-1 Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of the Certificates--global Securities" in the prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the trust agreement only at the direction of one or more Participants to whose DTC account such Class A-1 Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Class A-1 Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Class A-1 Certificates evidence such Voting Rights authorize divergent action.

Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Class A-1 Certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Class A-1 Certificates and receipt of instructions for re-registration, the trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Class A-1 Certificates. Thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the trust agreement.

Distributions

     Except as otherwise provided herein, collections of principal and interest on the Underlying Securities that are received by the trustee for a given Interest Accrual Period and deposited from time to time into the Certificate Account will be applied by the trustee on each applicable Distribution Date, solely to the extent of Available Funds on such Distribution Date:

     o The interest portion of Available Funds will be paid in the following order of priority:

        (a) first, to the trustee, reimbursement for any extraordinary expenses incurred by the trustee pursuant to the instructions of all the certificateholders; and

        (b) second, to the holders of the Class A-1 Certificates, unpaid interest at the rate of [ ]% accrued thereon.

     o The remaining interest portion of Available Funds will be used to pay expenses of the trust.

     o The principal portion of Available Funds, whether received at the maturity of the Underlying Securities or in the event that the Underlying Securities are redeemed or liquidated in whole or in part for any reason other than at their maturity, will be paid in the following order of priority:

        (a) first, to the trustee, reimbursement for any remaining extraordinary expenses incurred by the trustee pursuant to the instructions of all the certificateholders; and

        (b) second, to the holders of the Class A-1 Certificates until the outstanding principal amount of the Class A-1 Certificates has been reduced to zero.

     o Any remaining principal portion of Available Funds will be distributed on the Class A-2 Certificates.

     "Available Funds" for any Distribution Date means the sum of all amounts representing the principal of, or interest at the Underlying Securities Rate on, the Underlying Securities that have been received on or with respect to the Underlying Securities during the preceding Interest Accrual Period.

     If the principal balance of the Class A-1 Certificates is paid prior to
[   ], the Class A-1 Certificates will receive a premium of $[   ] per $[   ]
of principal paid to the extent the trust has sufficient funds. No other redemption or early payment premiums are payable on the Class A-1
Certificates, even if payments of this type are made on the Underlying
Securities.

     If the trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Class A-1 Certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A-1 Certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Securities Issuer. In the event of a default on the Underlying Securities, approved extraordinary expenses (see "Description of the Trust Agreement--The Trustee") of the trustee may be reimbursed out of Available Funds before any distributions to Class A-1 Certificateholders are made.

     There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all expected distributions to the Class A-1 Certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the Class A-1 Certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

     Each Class A-1 Certificate evidences the right to receive, to the extent received on the Underlying Securities, (i) a semi-annual distribution of
interest on [   ] and [   ] of each year, commencing [   ], 2004, and (ii) a
distribution of principal on [   ], or if any such day is not a Business Day,
the next succeeding Business Day. With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.


The Call Warrants; Redemption Upon Exercise of the Call Warrants

     The Underlying Securities will be acquired by the trust subject to a warrant entitling the holders thereof to purchase the Underlying Securities from the trust, in whole or in part, at a specified strike price (the "Call
Warrants"). On any Business Day on or after [   ], upon notice to the trustee
as described below (or earlier, if after the commencement by the Underlying Securities Issuer of a tender offer on the Underlying Securities but prior to the date on which the tender period ends), a Call Warrantholder designates as a call date (a "Call Date"), the Call Warrantholder may at its sole discretion exercise its option to call Underlying Securities in minimum principal amounts of $[ ], together with accrued interest at the Underlying Securities Rate to the Call Date. Any such call will result in a corresponding amount of the (i) Class A-1 Certificates being redeemed at their par value
(i.e., an amount equal to $[   ] per Class A-1 Certificate (or at its
par value plus a premium of $[   ] per $[   ] of principal paid if
exercised prior to [   ]) plus any accrued and unpaid interest at the
Class A-1 Certificate rate to the Call Date, and (ii) Class A-2 Certificates
being redeemed at their par value (i.e., an amount equal to $[   ] per
Class A-2 Certificate, provided that the exercising Call Warrantholder pays the call price to the trustee on or prior to such Call Date. In the event that less than all of the Call Warrants are exercised at any time, the trustee or DTC will select the Class A-1 Certificates and Class A-2 Certificates to be redeemed by lot from among all of the Class A-1 Certificates and Class A-2 Certificates, respectively, then outstanding. The Call Warrants are not being offered by this prospectus supplement. The initial holder of the Call Warrants is the depositor. The Call Warrants are transferable to one or more investors who are represented to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in accordance with applicable law. It is anticipated that the Call Warrants may subsequently be sold to third party investors who are unaffiliated with the depositor. A Call Warrantholder will be required to give the trustee notice of its intention to exercise the Call Warrant not more than 60 nor less than 20 days prior to the designated Call Date.



Redemption of Certificates upon Redemption of Underlying Securities

     Upon receipt by the trustee of a notice that all or a portion of the Underlying Securities are to be redeemed, prepaid or liquidated in full, the trustee or DTC will select by lot an equal amount of Class A-1 Certificates for redemption and establish the date such Class A-1 Certificates are to be redeemed. Notice of such redemption will be given by the trustee to DTC and by DTC to holders pursuant to customary DTC procedures, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates thereof by mail at least [ten] days before the redemption date at such registered holder's last address on the register maintained by the trustee; provided, however, that the trustee will not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

     The holder of a Class A-1 Certificate which is redeemed will receive, on
the redemption date, a payment equal to its par value of $[   ], plus any
accrued and unpaid interest at the Class A-1 Certificate rate to the
redemption date and plus, if the redemption occurs prior to [   ] and if the
trust receives a sufficient premium on the Underlying Securities, a redemption
premium on the Class A-1 Certificates of $[   ] per $[   ] of principal paid.

Redemption of Certificates


     Any certificateholder may exchange up to an aggregate of 5% of the Class A-1 Certificates Class A-2 Certificates and Call Warrants, in related proportions, on each Distribution Date (or all certificates and Call Warrants on any date if the certificateholder hold all certificates and Call Warrants), and receive a proportionate in-kind distribution of related Underlying Securities, but only if (i) the trustee receives an opinion of counsel that such exchange is consistent with applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules and regulations thereunder, and such exchange would not cause the trust to be treated as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes, (ii) the certificates to be exchanged have been held for a minimum of six months and (iii) the trustee receives notice five days (or such shorter period acceptable to the trustee) but not more than 30 days prior to an optional exchange date.


Default on Underlying Securities

     If an Underlying Securities Event of Default actually known to the trustee occurs, the trustee will give ten days notice to DTC or, for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Underlying Securities Event of Default, (iii) the amount of interest or principal in default, (iv) the certificates affected by the Underlying Securities Event of Default, and (v) any other information which the trustee may deem appropriate.

     Unless otherwise instructed in writing by holders of certificates representing a majority of the Voting Rights, within ten Business Days of the trustee giving notice of an Underlying Securities Event of Default, the trustee will sell the Underlying Securities and promptly thereafter distribute the proceeds as described below. Upon written notice to the trustee at least five Business Days prior to the sale of the Underlying Securities, each Class A-1 Certificateholder may request an in-kind distribution of its share of the Underlying Securities (to the extent practicable) upon payment in cash to the trustee of the current market value of the related Class A-2 Certificates which will be distributed on a proportionate basis to the holders of the Class A-2 Certificates.

     If the trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an Underlying Securities Payment Date) as a result of an Underlying Securities Event of Default (including from the sale thereof), the trustee will promptly give notice as provided in the trust agreement to DTC, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates then outstanding and unpaid. Such notice will state that the trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Distributions" above (after deducting the costs incurred in connection therewith).

     Interest and principal payments on the Underlying Securities are payable solely by the Underlying Securities Issuer. The Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Securities Issuer, could result in delays in payment, partial payment or non-payment of the certificates relating to the Underlying Securities.

Failure by Underlying Securities Issuer to File Periodic Reports

     If the Underlying Securities Issuer confirms in writing that it intends to permanently cease filing the periodic reports required under the Securities Exchange Act of 1934 or if the Underlying Securities Issuer has failed to file any required report at such time as the trust is required to file a report under the Securities Exchange Act of 1934, the depositor shall instruct the trustee to sell the Underlying Securities, if the Underlying Securities Issuer is still delinquent in its filing obligations (i) within 30 Business Days after receiving such written confirmation or (ii) on the filing date of the trust's related periodic report with the Commission. The trustee shall allocate the proceeds of the sale of the Underlying Securities in the following order of priority: (1) to the trustee, reimbursement for any extraordinary expenses incurred by the trustee in accordance with the trust agreement pursuant to instructions of all of the certificateholders, (2) to the holders of the Class A-1 Certificates until the Class A-1 Certificates have been redeemed at par plus accrued interest at the Class A-1 Certificate rate and (3) to the holders of the Class A-2 Certificates until the Class A-2 Certificates have been redeemed at par plus accrued interest at the Class A-2 Certificate rate.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

     The certificates will be issued pursuant to a trust agreement (the "Trust Agreement"), a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Class A-1 Certificates containing a copy of the Trust Agreement as executed will be filed by ABN AMRO SCORS Depositor Inc. with the SEC following the issuance and sale of the certificates.

     On [          ], the trustee will pay the depositor an amount equal to
interest accrued on the Underlying Securities from [   ] to, but excluding,
[   ]. If the depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the depositor will receive its pro rata share, based on the ratio the amount owed the depositor bears to all amounts owed to the trust in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the Trust Agreement and the Class A-1 Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

     [                      ], will act as trustee for the certificates and
the trust pursuant to the Trust Agreement. The trustee's offices are located
at [                         ] and its telephone number is [   ].

     Pursuant to the Trust Agreement, the trustee shall receive compensation at the rate set forth in the Trust Agreement. The trustee will be entitled to payment of its fees by the depositor pursuant to a separate agreement with the depositor, and will not have any claim against the trust with respect thereto.

     The Trust Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Class A-1 Certificates or the performance of the trustee's duties under Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the Trust Agreement.

Events of Default

     The Trust Agreement will provide that, within ten days of an Underlying Securities Event of Default, the trustee will notify holders of the Class A-1 Certificates, by mail or customary DTC procedures, of all uncured or unwaived events of default known to it.

     No holder of any Class A-1 Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the trustee written notice of a continuing breach,
(ii) the holders of Class A-1 Certificates evidencing not less than the "Required Percentage--Remedies" specified in the series supplement of the aggregate Voting Rights have requested in writing that the trustee institute such proceeding in its own name as trustee, (iii) the holder or holders have offered the trustee reasonable indemnity, (iv) the trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage. "Required Percentage--Remedies" shall mean 66-2/3% of the Voting Rights.

Voting Rights

     Voting Rights will be allocated in proportion to the respective principal balances of the then outstanding Class A-1 Certificates and Class A-2 Certificates held on any date of determination.

Voting of Underlying Securities

     The trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the trustee receives a request from DTC, the underlying securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the certificates, as applicable) as the certificates of the trust were actually voted or not voted by the certificateholders thereof as of a date determined by the trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the trust to be treated as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate voting rights of each outstanding class of the certificates. The trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the trustee from the certificateholders.

     If an Underlying Securities Event of Default occurs and is continuing and if directed by Class A-1 Certificateholders representing a majority of the Voting Rights, the trustee will vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests of each class may differ and the interests of either class may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

Termination

     The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the certificates are described in "Description of Trust Agreement--Termination" in the prospectus. In no event will the trust created by the Trust Agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the ownership and disposition of the certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. Where expressly noted, this discussion represents the opinion of tax counsel to the trust, subject to the qualifications set forth in this prospectus supplement. This discussion does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This discussion assumes that the certificates will be held by the holders thereof as capital assets as defined in the Code and, except as discussed under the caption "Possible Alternative Treatment of the Underlying Securities and Certificateholders," describes the consequences of certificates which represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Class A-1 Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Class A-1 Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (defined below).

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES IN THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE FEDERAL ALTERNATIVE MINIMUM TAX AND STATE AND GIFT TAX LAWS AND THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION TO WHICH IT MIGHT BE SUBJECT.

     For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation or partnership (or other entity treated like a corporation or partnership for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States.

Tax Status of Trust

     In the opinion of Sidley Austin Brown & Wood LLP ("Federal Tax Counsel"), the trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. An unqualified opinion of federal tax counsel to that effect will be filed on Form 8-K prior to the issue date. Because the Trust will not be classified as a corporation or publicly traded partnership taxable as a corporation, then to the extent the underlying securities constitute debt, the Certificates will represent an interest in debt (if the Trust is treated as a grantor trust) or interests in a partnership (if the Trust is treated as a partnership) for federal income tax purposes.

     The parties will take the position that, although not free from doubt, the trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, the trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such certificates, and as if it paid directly its share of expenses paid by the trust. The trust and each Class A-1 Certificateholder will treat the Class A-1 Certificates as representing an interest in Underlying Securities that are properly treated as debt for federal income tax purposes.

If the trust were to be classified as a tax partnership, the trust would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the Underlying Securities by the trust would be passed through to the Class A-1 Certificateholders and Class A-2 Certificateholders as the partners in such a tax partnership according to their respective interests therein. The amount of income reportable by the certificateholders as partners in such a tax partnership could differ from that reportable by the certificateholders as holders of an interest in a grantor trust. A cash basis holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the certificateholder. As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the effect upon them any re-characterization may have.

     The following discussion assumes that the trust is, and the Class A-1 Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

     The purchase of a certificate, for federal income tax purposes, represents the purchase of an undivided interest in the Underlying Securities, the grant of a call option to the holders of the Call Warrants, and an undivided interest in the option premium paid by the Call Warrantholders to the trust for the grant of the call option. The purchase price allocable to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). The difference between such fair market value and the purchase price of the certificates represents an interest in the option premium paid by the Call Warrantholders to the trust. To the extent that the portion of the purchase price of a certificate allocated to a holder's undivided interest in an Underlying Security as so determined is greater than or less than the portion of the principal balance of the Underlying Security allocable to the certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the principal balance of an Underlying Security by more than a statutorily defined de minimis amount, the holder's interest in such Underlying Security will be treated as purchased with "original issue discount." See the discussion below under "Interest Income and Original Issue Discount." Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

     Because of the difficulty of allocating the purchase price and the tax reporting relating thereto, the trust intends to take the position for information reporting purposes that no significant consideration was paid for the Call Warrants and that the Allocated Purchase Price equals the purchase price of the Class A-1 Certificates. No assurance can be given that the Service will agree with such a position. If the Service were to disagree with this position and allocate value to the Call Warrants, although not entirely clear, it appears that the Call Warrants and the interest in the Underlying Securities may, at the election of the taxpayer, be integrated and treated as a single "synthetic" debt instrument under Treasury Regulation Section 1.1275-6. The Trust will not identify the interest in the Underlying Securities and the Call Warrants as part of an integrated transaction. Prospective investors should consult their own tax advisors regarding whether an election would be beneficial to them. If a certificateholder so elects, under the rules applicable to synthetic debt instruments, neither the interest in the Underlying Securities nor the Call Warrants would generally be subject to the rules that would apply on a separate basis to each component. The remainder of this discussion assumes that the two positions are not integrated and that the purchase price of a Class A-1 Certificate is equal to the Allocated Purchase Price. Potential investors are urged to consult with their tax advisors regarding the foregoing.

     Interest Income and Original Issue Discount. The proper federal income tax treatment of the certificates is unclear. The Class A-1 Certificates represent an interest in 100% of the interest amount of the Underlying Securities and a pro rata portion of the principal payable on the Underlying Securities. In effect, a portion of the principal of the Underlying Securities has been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased the security backing the certificate will be treated as newly issued, possibly with original issue discount for purposes of reporting to a certificateholder such holder's share of trust income. Assuming the certificates are purchased at par and subject to the discussion in the paragraph below, the trust intends to take the position that the certificates do not represent an interest in securities having original issue discount. Based upon the foregoing, it is reasonable for each holder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned by the trust with respect to the Underlying Securities. If, however, the Service successfully challenges this position, the certificates would represent an interest in securities having original issue discount and the holders would be required to accrue income based upon a constant yield method without regard to the receipt of cash regardless of their normal method of tax accounting. Holders of certificates other than a holder who purchased the certificates upon original issuance may be considered to have acquired their undivided interests in the Underlying Securities with original issue discount, market discount, or both or acquisition premium or bond premium. Such holders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the certificates.

     Bond Premium. To the extent a holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the purchase price of a certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the U.S. Holder other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the holder's basis) under a constant yield method over the term of the Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter. Prospective investors are therefore urged to consult their own tax advisors with regard to the federal tax consequences of making a Section 171 election.

Deductibility of Trust's Fees and Expenses

     In computing its federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for the holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or Exchange by Holders

     If a certificate is sold or exchanged, or if the Call Warrants are exercised or the Underlying Securities redeemed by the Underlying Securities Issuer, the U.S. Holder of the certificate will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange, call or redemption, and the adjusted basis in its certificate. The amount realized by a holder will include any premium payable as a result of the exercise by a holder of a Call Warrant of its right to call the Class A-1 Certificates prior to [ ]. The holder's adjusted basis of a certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the certificate prior to its sale, and reduced by any principal payments previously received with respect to the certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale or exchange, call or redemption of a certificate will generally be capital gain or loss if the certificate was held as a capital asset. The purchase of a certificate represents the purchase of an interest in the Underlying Securities and the issuance of a call option to the Call Warrantholders. Accordingly, under the Code, the issuance of the call option to the Call Warrantholders likely represents a straddle with respect to the Underlying Securities, and if so, under Code Section 1092 any gain or loss realized upon the sale or exchange of a certificate, or the exercise of the Call Warrants or redemption of the Underlying Securities by the Underlying Securities Issuer, will be short-term capital gain or loss regardless of how long the certificate was held by the U.S. Holder at the time of such event.

     The issuer of the Underlying Securities may change the terms of the Underlying Securities by shortening their maturity upon the happening of a Tax Event. Under the Regulations, if this change is a "significant modification," then a certificateholder may be treated as having exchanged its interest in the Underlying Securities for an interest in new securities. This exchange may result in the certificateholder recognizing gain or loss as described above.

Non-U.S. Holders

     A Non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will generally not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such Non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer, a controlled foreign corporation related to the Underlying Securities Issuer or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     o is signed under penalties of perjury by the beneficial owner of the certificate,

     o  certifies that such owner is not a U.S. Holder, and

     o  provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a Non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. Holder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. Holder but would not be subject to withholding tax provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

     The certificates will not be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Issuer or, (b) at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

     Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

     In addition, backup withholding of U.S. federal income tax may apply to the gross proceeds realized upon selling a certificate to (or through) a "broker," unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

Possible Alternative Treatment of the Underlying Securities and
Certificateholders

     [If the Service successfully asserts that the Underlying Securities do not represent debt instruments for federal income tax purposes, then a Certificateholder's interest in the Underlying Securities may be treated as representing an interest in the Underlying Securities Issuer's stock. Treatment of the Underlying Securities as stock could have adverse tax consequences to certain holders. For example, a non-U.S. Certificateholder might lose the benefit of treating the income on the Certificate as interest not subject to federal withholding tax.]

     In addition, the Call Warrants may be exercised with respect to less than all of the Underlying Securities, in which case the trustee or DTC will select by lot a corresponding amount of Class A-1 Certificates for redemption. The redemption should be treated as if the selected certificateholders alone exchanged their interests in the Underlying Securities for their redemption proceeds. The Service, however, may assert in such a case that all the Class A-1 Certificateholders received a pro-rata redemption, following which the surviving certificateholders used their redemption proceeds to buy the remaining interests of the selected, departing certificateholders. If the Service successfully makes that assertion, then the surviving certificateholders, as well as the departing, selected certificateholders, may have taxable gain or loss on their deemed sale of Class A-1 Certificates.

State and Local Tax Considerations

     Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Class A-1 Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's fiduciary standards, before investing in a Class A-1 Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extension of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Class A-1 Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. In addition to the prohibited transaction issues discussed below that could arise if the trust assets are classified as Plan assets for ERISA purposes, prospective purchasers of Class A-1 Certificates should consider the ERISA implications of the grant of the call option to the Call Warrantholders and the consequences of a subsequent sale of the Underlying Securities to the Call Warrantholders. The Call Warrants will be issued initially to the depositor, but the Call Warrants are transferable contract rights.

Trust Assets as "Plan Assets"

     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "DOL Regulations"), a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. The DOL Regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is anticipated that the Class A-1 Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Class A-1 Certificates; the Class A-1 Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and the underwriters have undertaken to sell the Class A-1 Certificates to a minimum of 400 beneficial owners. See "Listing."

     If the Class A-1 Certificates fail to meet the criteria of the "publicly offered security" exemption and the assets of the trust were deemed to be Plan assets, transactions involving the depositor, the underwriters, the trustee, the underlying securities trustee and the Underlying Securities Issuer might constitute non-exempt prohibited transactions with respect to a Plan holding a Class A-1 Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) in the case of the Underlying Securities Issuer, it is not a disqualified person or party in interest with respect to such Plan.

Prohibited Transaction Exemptions

     Certain prohibited transaction class exemptions could apply to the acquisition and holding of Class A-1 Certificates by Plans, and the operation of the trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving the trust's assets.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, ABN AMRO SCORS Depositor Inc. has agreed to sell, and the underwriters named below have agreed to purchase the Class A-1 Certificates.



                  Underwriter                Number of Class A-1 Certificates
        -------------------------------    ------------------------------------
        ABN AMRO Incorporated






     The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Class A-1 Certificates offered hereby if any of such certificates are purchased.

     ABN AMRO SCORS Depositor Inc. has been advised by the underwriters that they propose to offer the Class A-1 Certificates at the public offering price set forth on the cover page and to certain dealers at such price less a
concession not in excess of $[   ] per certificate. The underwriters may allow
and such dealers may reallow a
concession not in excess of $[   ]. After the initial public offering, the
public offering price and concessions may be changed.

     The underwriting agreement provides that ABN AMRO SCORS Depositor Inc. will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect thereof.

     In order to facilitate the offering of the Class A-1 Certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A-1 Certificates. Specifically, an underwriter may over-allot in connection with the Class A-1 Certificates offering, creating a short position in the Class A-1 Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Class A-1 Certificates, the underwriters may bid for, and purchase, the Class A-1 Certificates in the open market. Any of these activities may stabilize or maintain the market price of the Class A-1 Certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.



                                    LISTING

     The Class A-1 Certificates are a new issue of securities with no established trading market. The Class A-1 Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. The Class A-1 Certificates will be eligible for trading on the New York Stock Exchange within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on the New York Stock Exchange. In order to meet one of the requirements for listing the certificates on the New York Stock Exchange, the underwriters have undertaken to sell the Class A-1 Certificates to a minimum of 400 beneficial owners. ABN AMRO Incorporated has informed the depositor that it presently intends to make a market in the certificates prior to commencement of trading on the New York Stock Exchange, as permitted by applicable laws and regulations. ABN AMRO Incorporated is not obligated, however, to make a market in the Class A-1 Certificates. Any market making by ABN AMRO Incorporated may be discontinued at any time at its sole discretion. No assurance can be given as to whether a trading market for the Class A-1 Certificates will develop or as to the liquidity of any trading market.


                                    RATINGS

     It is a condition to the issuance of the Class A-1 Certificates that the Class A-1 Certificates be rated not lower than "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Baa" by Moody's Investors Service, Inc. ("Moody's") (the "Rating Agencies"). The ratings address the likelihood of the receipt by the Class A-1 Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities, as well as on the relative priorities of the certificateholders of each class of the certificates with respect to collections and losses with respect to the Underlying Securities. The rating on the Class A-1 Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Class A-1 Certificates may fail to recover fully their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     ABN AMRO SCORS Depositor Inc. has not requested a rating on the Class A-1 Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Class A-1 Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A-1 Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A-1 Certificates by the Rating Agencies.

                                LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed upon for ABN AMRO SCORS Depositor Inc. and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                            INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


ABN AMRO SCORS...............................................7     Non-U.S. Holder.............................................23
Allocated Purchase Price....................................24     Original Issue Date..........................................4
Available Funds.............................................18     parties in interest.........................................27
Business Day................................................19     Plan........................................................27
Call Date...................................................19     PTCEs.......................................................28
Call Warrants...............................................19     publicly offered security...................................28
certificates.................................................7     Rating Agencies.............................................29
Class A-1 Certificates.......................................4     Regulations.................................................22
Clearing Agency.............................................17     Required Percentage--Remedies...............................21
Code........................................................22     S&P.........................................................29
Commission..................................................11     Service.....................................................22
disqualified persons........................................27     Tax Event...................................................16
DOL.........................................................28     Tax Event Redemption........................................16
DOL Regulations.............................................28     Tax Event Redemption Price..................................16
DTC..........................................................5     Trust Agreement.............................................21
ERISA.......................................................27     U.S. Holder.................................................23
Federal Tax Counsel.........................................23     Underlying Securities Event of Default......................14
Indenture...................................................14     W-8BEN......................................................26
look-through rule...........................................28     Withholding Agent...........................................26
Moody's.....................................................29

============================================================================   ==================================================

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and
prospectus. This is in addition to the dealers' obligation to deliver a [ ]                     [                ]
prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
We have not authorized  anyone to provide you with  different  information.                       [LOGO OMITTED]
We are not offering the offered  certificates  in any state where the offer is not permitted.  We do not claim that the  information in this prospectus supplement  and  prospectus is accurate as of any date other than the dates stated on the respective covers.

                         ________________________

                             TABLE OF CONTENTS
                           Prospectus Supplement


                                                               Page                       ABN AMRO Structured Corporate
                                                                                          Securities ("ABN AMRO SCORS")
Summary of Principal Terms......................................S-5                              Trust Certificates
Summary of Prospectus Supplement................................S-8                                 Series 2004-1
Formation of the Trust.........................................S-12
Risk Factors...................................................S-12
Description of the Deposited Assets............................S-15
Description of the Certificates................................S-18
Description of the Trust Agreement.............................S-22
Material Federal Income Tax Consequences.......................S-24
ERISA Considerations...........................................S-28
Method of Distribution.........................................S-29
Listing........................................................S-30
Ratings........................................................S-30
Legal Opinions.................................................S-31
Index of Terms For Prospectus Supplement.......................S-31
                                                                                -------------------------------------------------
                                Prospectus
Important Notice About Information Presented in this Prospectus                              PROSPECTUS SUPPLEMENT
  and the Accompanying Prospectus Supplement......................2
Table of Contents.................................................3             -------------------------------------------------
Where You Can Find More Information...............................3
Incorporation of Certain Documents by Reference...................4
Reports to Certificateholders.....................................4
Important Currency Information....................................4
Risk Factors......................................................5
ABN AMRO SCORS Depositor Inc......................................8
Use of Proceeds...................................................8
Formation of the Trusts...........................................9                         ABN AMRO Incorporated
Description of the Certificates..................................10
Maturity and Yield Considerations................................31
Description of Deposited Assets and Credit Support...............33
Description of the Trust Agreement...............................45                                        , 2004
Limitations on Issuance of Bearer Certificates...................57
Plan of Distribution.............................................57
Legal Opinions...................................................59
Index of Defined Terms...........................................60


============================================================================    ================================================-

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted



           SUBJECT TO COMPLETION OR AMENDMENT, DATED APRIL 23, 2004

Prospectus

                               [LOGO OMITTED]
                  ABN AMRO STRUCTURED CORPORATE SECURITIES(SM)
                    ("ABN AMRO SCORS"(SM)) TRUST CERTIFICATES
                             (ISSUABLE IN SERIES)

                         ABN AMRO SCORS DEPOSITOR INC.
                                   DEPOSITOR


                                               Each trust:
Consider carefully the risk
factors beginning on page 5 of                 o  may issue asset backed ABN AMRO Structured Corporate Securities Trust
this prospectus.                                  Certificates (which we refer to as, "ABN AMRO SCORS" or the "certificates")
                                                  in one or more series with one or more classes; and
Unless otherwise specified in the
applicable prospectus supplement,             o   will own:
neither the certificates nor any of
the securities deposited in any trust             o   a publicly tradable preferred or debt security or a pool of such securities;
are obligations of or are insured or
guaranteed by the U.S.                            o   payments due on those securities;
government or any U.S.
government agency. None of the                    o   securities of government-sponsored enterprises which, unless otherwise stated
obligations of Federal National                       in the applicable prospectus supplement, are not obligations of and are
Mortgage Association, Federal                         neither insured nor guaranteed by the U.S. government or any U.S. government
Home Loan Mortgage Corporation,                       agency; and/or
Student Loan Marketing
Association, Resolution Funding                   o   other assets described in this prospectus and in the applicable prospectus
Corporation, Federal Home Loan                        supplement.
Banks, Tennessee Valley Authority
or Federal Farm Credit Banks are              The certificates:
insured or guaranteed by the U.S.
government or any U.S.                        o   will represent undivided beneficial ownership interests in the trust assets
government agency.                                and will receive distributions only from the trust assets;

The certificates will represent               o   will be denominated and sold for U.S. dollars, and any payments to
interests in the trust only and will              certificateholders will be payable in U.S. dollars;
not represent interests in or
obligations of ABN AMRO SCORS                 o   will be issued as part of a designated series which may include one or more
Depositor Inc., the trustee, or any               classes of certificates and credit support; and
of their affiliates.
                                              o   will not be obligations of and will neither be insured nor guaranteed by the U.S.
This prospectus may be used to                    government or any U.S. government agency.
offer and sell any series of
certificates only if accompanied by
the prospectus supplement for that            The certificateholders:
series.
                                              o   will receive interest and principal payments from the assets deposited with each trust.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                             ABN AMRO Incorporated


                                    , 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

          We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, regarding your series, and (b) the applicable prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

     o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations;

     o information concerning the type, characteristics and specifications of the securities deposited with the relevant trust (which we refer to as the "Underlying Securities") and any other assets deposited with such trust (which, together with the Underlying Securities, we refer to as the "Deposited Assets") and any credit support for such series or class;

     o the relative rights and priorities of payment of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets);

     o the name of the trustee and the administrative agent, if any, for the series;

     o the Pass-Through Rate (which we describe under "Description of the Certificates - Terms Specified in the Prospectus Supplement") or the terms relating to the applicable method of calculation thereof;

     o the time and place of distribution (which we refer to as a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

     o  the date of issue;

     o the Final Scheduled Distribution Date (as defined in the applicable prospectus supplement), if applicable;

     o  the offering price; and

     o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of the Certificates--Terms Specified in the Prospectus Supplement" for a listing of other items that may be specified in the applicable prospectus supplement.

          The applicable prospectus supplement may contain additional information regarding the terms of a particular series of certificates. You should rely on such additional information in the prospectus supplement as well as the prospectus.

          You should rely only on the information provided in this prospectus and the applicable prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the applicable prospectus supplement as of any date other than the dates stated on their respective covers.

          We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the applicable prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE APPLICABLE PROSPECTUS SUPPLEMENT.....................................2
TABLE OF CONTENTS............................................................3
WHERE YOU CAN FIND MORE INFORMATION..........................................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................4
REPORTS TO CERTIFICATEHOLDERS................................................4
IMPORTANT CURRENCY INFORMATION...............................................4
RISK FACTORS.................................................................5
ABN AMRO SCORS DEPOSITOR INC.................................................8
USE OF PROCEEDS..............................................................8
FORMATION OF THE TRUSTS......................................................9
DESCRIPTION OF THE CERTIFICATES.............................................10
MATURITY AND YIELD CONSIDERATIONS...........................................31
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT..........................32
DESCRIPTION OF THE TRUST AGREEMENT..........................................45
LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES..............................56
PLAN OF DISTRIBUTION........................................................57
LEGAL OPINIONS..............................................................59
INDEX OF DEFINED TERMS......................................................60


                      WHERE YOU CAN FIND MORE INFORMATION


          Each trust created by the depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and in accordance therewith, ABN AMRO SCORS Depositor Inc. files or engages the trustee to file on behalf of each trust reports and other information with the Securities and Exchange Commission (the "SEC"). You may read or obtain copies of these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding each trust that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. We do not intend to send any financial reports to certificateholders other than the reports to certificateholders described under "Reports to Certificateholders" below.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" information filed by us or on our behalf with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all such documents that have been filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that is filed later by us or on our behalf with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trusts until we terminate our offering of the certificates.

          As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of ABN AMRO SCORS Depositor Inc., c/o ABN AMRO Incorporated, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, (212) 409-1000.

                         REPORTS TO CERTIFICATEHOLDERS

          Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as described in the related prospectus supplement) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. ABN AMRO SCORS Depositor Inc. will also file or engage the trustee to file with the SEC, on behalf of each separate trust, periodic reports that are required under the Exchange Act. These reports include Annual Reports on Form 10-K and accompanying certifications and accountant's reports and Current Reports on Form 8-K that include basic information about transactions made by the trust.

                        IMPORTANT CURRENCY INFORMATION

          References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                 RISK FACTORS

The Underlying Securities issuer is the only payment source.

          The payments made by the issuer of the Underlying Securities of principal of, and interest at the Underlying Securities Rate (which we define below under "Description of Deposited Assets and Credit Support - Principal Economic Terms of the Underlying Securities") on, the Underlying Securities are the only source of payment for the certificates. Financial difficulties experienced by the issuer of the Underlying Securities could result in delays in payment, partial payment or nonpayment of the Underlying Securities and the certificates. In the event of nonpayment on the Underlying Securities by the issuer of the Underlying Securities, you will bear the loss resulting from such nonpayment.

Your investment yield may be affected by the performance of the related Deposited Assets, the redemption of the related Underlying Securities and the priorities of allocations if there is more than one class of certificates in a series.

          The timing of any distribution with respect to any series of certificates (or of any class within such series) and the yield that is realized from your investment in the certificates will be affected by a number of factors, including:

          o  the purchase price of your certificates;

          o  the performance of the related Deposited Assets;

          o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities); and

          o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series if there is more than one class.

          These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms of the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

A trading market for the certificates may not develop or continue and it may be difficult to resell the certificates.

          Prior to the issuance of any series of certificates (or class within such series) there will not be a public market for those securities. The underwriter may assist in resales of the certificates, but it is not obligated to do so. Any market making by an underwriter may be discontinued at any time in its sole discretion. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment.

The certificates will represent an interest in the assets and the trust only and will not represent an obligation or interest in the depositor, the trustee or in any of their affiliates.

          The trust for any series of certificates (or class of such series) may include assets which are designed to support the payment or ensure the servicing or distributions with respect to the Deposited Assets. The certificates will not represent a recourse obligation of or interest in ABN AMRO SCORS Depositor Inc., the trustee or any of their affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, ABN AMRO SCORS Depositor Inc., any person affiliated with ABN AMRO SCORS Depositor Inc. or any trust, or any other person. Accordingly, certificateholders' receipt of distributions will depend entirely on such trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the applicable prospectus supplement. Any obligation of ABN AMRO SCORS Depositor Inc. with respect to the certificates of any series will only be pursuant to its limited representations and warranties. ABN AMRO SCORS Depositor Inc. does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If ABN AMRO SCORS Depositor Inc. were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to ABN AMRO SCORS Depositor Inc., or from a reserve account established to provide funds for repurchases. ABN AMRO SCORS Depositor Inc. is not obligated to establish or maintain a reserve account.

The federal income tax consequences relating to the certificates and the trusts will depend on the specific terms of the related certificates, trust, credit support and nature of the Deposited Assets.

          The federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trusts will depend on the specific terms of the related certificates, trust, credit support, if any, and Deposited Assets. See the description under "Material Federal Income Tax Consequences" in the applicable prospectus supplement. If the related Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of such Underlying Securities by the relevant issuing government. For example, a state or local government may treat the interest on its bonds as fully or partially taxable, whereas such interest would have otherwise been tax-exempt.

The ratings of the certificates is based primarily on the related Deposited Assets and any credit support and is not a recommendation to purchase, hold or sell certificates.

          At the time of issue, the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the four highest rating categories, without regard to "pluses" and "minuses", recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the related trust. A rating does not address the market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

Global securities limit direct voting by certificateholders and limit a certificateholder's ability to pledge the certificates.

          The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (which we describe under "Description of the Certificates - Global Securities") and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the related trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

The Deposited Assets may include certain derivative instruments which evidence sophisticated investment strategies.


          A trust may include derivative instruments such as puts, calls, options, interest rate swaps, currency swaps, floors, caps and collars. The applicable prospectus supplement will identify the material terms, the risks and the counterparty for any derivative instrument in a trust and will describe the agreement with the counterparty.


While information concerning issuers of the Underlying Securities will generally be available to a certificateholder, there is a risk of loss if public information should become unavailable.

          A prospective purchaser of certificates should obtain and evaluate the same information concerning each issuer of Underlying Securities as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by that issuer. The publicly available information concerning an issuer of Underlying Securities is important in considering whether to invest in or sell certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell certificates could be impeded and, under certain circumstances described in the prospectus supplement, such lack of information may result in a redemption of the certificates and a termination of the trust. See "Description of Deposited Assets and Credit Support--Publicly Available Information."

The Underlying Securities may include obligations of foreign issuers and thus may present additional risks not associated with an investment in securities of a domestic issuer.

          The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an obligor is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the obligor's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

          o  future political and economic developments;

          o  moratorium on payment or rescheduling of external debts;

          o  confiscatory taxation;

          o  imposition of any withholding tax;

          o  exchange rate fluctuations;

          o  political or social instability or diplomatic developments; and

          o  the imposition of additional governmental laws or restrictions.

The trustee will not have the ability to respond to market conditions relating to the value of the Deposited Assets.

          The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Except as described in this prospectus and the applicable prospectus supplement, each trust will hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. If provided in the applicable prospectus supplement, if a payment default on or acceleration of an Underlying Security occurs, the trust agreement may provide that the trust will sell or distribute the Deposited Assets notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the Deposited Assets.

          In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                         ABN AMRO SCORS DEPOSITOR INC.

          ABN AMRO SCORS Depositor Inc. was incorporated in the State of Delaware on December 17, 2003. The principal office of ABN AMRO SCORS Depositor Inc. is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055. Its telephone number is (212) 409-1000.

          The Certificate of Incorporation of ABN AMRO SCORS Depositor Inc. provides that ABN AMRO SCORS Depositor Inc. may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. Formation of a grantor trust will not relieve ABN AMRO SCORS Depositor Inc. of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, ABN AMRO SCORS Depositor Inc. may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                USE OF PROCEEDS


          Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by ABN AMRO SCORS Depositor Inc. to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (which we describe under "Description of Deposited Assets and Credit Support - Collections") for the benefit of the certificateholders of such series or class. Any remaining net proceeds, will be used by ABN AMRO SCORS Depositor Inc. for general corporate purposes. ABN AMRO SCORS Depositor Inc. will not receive any proceeds from the sale of certificates in market-making transactions by ABN AMRO Incorporated.

                            FORMATION OF THE TRUSTS

          A separate trust will be created for each series of trust certificates. Each trust will be a New York common law trust. ABN AMRO SCORS Depositor Inc. will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will hold the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

          Unless otherwise stated in the applicable prospectus supplement, ABN AMRO SCORS Depositor Inc.'s assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent, if any, will consist of some or all of the following:

     o its contractual-administrative obligations, if any, under the trust agreement or administrative agreement, as the case may be, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement;

     o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust
        Agreement--Advances in Respect of Delinquencies;" and

     o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

          The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds from liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

          Unless otherwise provided in the applicable prospectus supplement, each trust will consist of:

     o the Deposited Assets, or interests therein, exclusive of any interest in such assets (which we refer to as the "Retained Interest") or any repurchase right (which we refer to as the "Retained Call Right") retained by ABN AMRO SCORS Depositor Inc., any other person or any previous owner thereof, as from time to time are specified in the trust agreement;

     o such assets as from time to time are identified as deposited in the related certificate account;

     o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

     o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support;"

     o the rights of ABN AMRO SCORS Depositor Inc. relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

     o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

          In addition, to the extent provided in the applicable prospectus supplement, ABN AMRO SCORS Depositor Inc. will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

                        DESCRIPTION OF THE CERTIFICATES

          Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among ABN AMRO SCORS Depositor Inc., the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any additional material provisions of the trust agreement that are not contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the applicable prospectus supplement, unless the context otherwise requires.


          A copy of the applicable series supplement to the trust agreement relating to each series of certificates will be filed with the SEC following the issuance of such series. The filing will be made as an exhibit to a Current Report on Form 8-K and, if one or more of the classes of such series are to be listed on a national securities exchange, on a Form 8-A For Registration of Certain Classes of Securities. Once they are filed, these reports, including the series supplement as filed, will be available to you through the SEC, either in paper form or through the internet. ABN AMRO SCORS Depositor, Inc. will establish each trust as a separate filer with the SEC and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust's name, as that name is reflected in the SEC's filing system. See "Where You Can Find More Information."


Nature of Certificates

          There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement may provide that certificates of the applicable series may be issued in multiple classes (Section 5.01). The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement, and each class will be allocated a specific priority to receive collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. The certificates represent the right to receive distributions in respect of the certificate principal balance of the certificate and interest payments at the specified pass-through rate. The distributions will be made out of, and will be limited to, the proceeds of the Deposited Assets. See "Description of Deposited Assets and Credit Support--Collections."

          Because the certificates represent equity ownership interests in the assets of the trust, and not debt instruments that are obligations of the trust, they technically do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on Deposited Assets that are debt instruments, for convenience, we will designate the amount of "principal," and we will designate distributions that represent the yield on your investment as "interest," in accordance with customary market practice.

Terms Specified in the Prospectus Supplement

          Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

     o  the title of such certificates;

     o the series of such certificates and, if applicable, the number and designation of classes of such series;

     o the type, characteristics and specifications of the Deposited Assets being acquired by the trustee on behalf of the trust, or deposited by the depositor into the related trust (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

     o the stated or maximum aggregate principal amount or notional amount, as applicable, of each class thereof;

     o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

     o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

     o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (which we describe under "- Interest on the Certificates) and the applicable interest rate (which we refer to as the "Pass-Through Rate") for each such class including the applicable rate, if fixed (which we refer to as a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (which we refer to as a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

     o any option of a certificateholder of such series or class to withdraw a portion of the assets of the related trust in exchange for surrendering such certificateholder's certificate or of ABN AMRO SCORS Depositor Inc. or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with ABN AMRO SCORS Depositor Inc.'s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (which we refer to as the "Investment Company Act") and all applicable rules, regulations and thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

     o the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

     o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

     o whether the certificates of any class within a given series are to be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions (which we refer to as "Stripped Certificates"), and the applicable terms thereof;

     o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

     o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (which we describe under "- Global Securities"), if other than DTC, for such global security or securities;

     o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

     o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

     o any additional Administrative Agent Termination Events (which we describe under "Description of the Trust Agreement - Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event"), if applicable, provided for with respect to such class;

     o all applicable Required Percentages and Voting Rights (which we describe in the applicable prospectus supplement) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by ABN AMRO SCORS Depositor Inc. or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

     o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

          Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01).

          The United States federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended (which we refer to as "ERISA"), relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement.

          Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (Section 5.04). Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. ABN AMRO SCORS Depositor Inc. may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by ABN AMRO SCORS Depositor Inc. may, at the discretion of ABN AMRO SCORS Depositor Inc., be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

          Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in U.S. dollars by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (which we refer to as the "Determination Date").

          Unless otherwise specified in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above (Sections 4.02 and 9.01). Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

          Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or on such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

          Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the specified currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

          Except for classes of Stripped Certificates, each class of certificates of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Stripped Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the applicable prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Stripped Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Stripped Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the applicable prospectus supplement.

Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate (which we refer to as "Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (which we describe in the applicable prospectus supplement) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.


Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate (which we refer to as "Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (which we describe below under "Description of Certificates") for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement (which we refer to as the "Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (which we describe below) will be determined by reference to an interest rate basis (which we refer to as the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:


     o  LIBOR (which we refer to as a "LIBOR Certificate");

     o the Commercial Paper Rate (which we refer to as a "Commercial Paper Rate Certificate");

     o  the Treasury Rate (which we refer to as a "Treasury Rate
        Certificate");

     o the Federal Funds Rate (which we refer to as a "Federal Funds Rate Certificate");


     o  the CD Rate (which we refer to as a "CD Rate Certificate");

     o the United States Treasury constant maturities rate (which we refer to as a "CMT Rate Certificate");

     o the prime loan rates or base lending rates of major U.S. banks (which we refer to as a "Prime Rate Certificate"); or

     o the constant maturity swap rate (which we refer to as a "CMS Rate Certificate").

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://federalreserve.gov/releases/h15/update, or any successor site or publication. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.


          As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement (which we refer to as the "Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (which we refer to as the "Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

          ABN AMRO SCORS Depositor Inc. will appoint, and enter into agreements with, agents (we refer to each as a "Calculation Agent") or ABN AMRO SCORS Depositor Inc. will act as Calculation Agent to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the

Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

          The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.


          With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Stripped Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates, CD Rate Certificates, Prime Rate Certificates and CMS Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates and CMT Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.


          Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward). Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

          Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (which we refer to as a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (which we describe below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.


CMT Rate Certificates. Each CMT Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "CMT Rate" for each Interest Reset Period shall be the second Business Day prior to the Interest Reset Date for such Interest Reset Period (which we refer to as a "CMT Rate Determination Date") for the United States Treasury constant maturities as follows:

               (i) if CMT Telerate Page 7051 (as defined below) is specified in the applicable prospectus supplement, the percentage yield equal to yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051") on such CMT Rate Determination Date. If such rate does not so appear on Telerate Page 7051, the percentage equal to the yield for the United

     States Treasury securities at "constant maturity" having the particular index maturity and for the CMT Rate Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities." If the rate does not so appear in H.15(519), the rate on the CMT Rate Determination Date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If the rate is not so published, the rate on the CMT Rate Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that CMT Rate Determination Date of three leading primary United States government securities dealers in The City of New York (which may include affiliates of ABN AMRO SCORS Depositor Inc., the underwriters and the agents) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two of such prices are provided as requested, the rate on the particular CMT Rate Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three such prices are provided as requested, the rate on the particular CMT Rate Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that interest determination date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two such prices are provided as requested, the rate on the particular CMT Rate Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three such prices are provided as requested, the CMT Rate in effect on the particular CMT Rate Determination Date.

               (ii) if CMT Telerate Page 7052 (as defined below) is specified in the applicable prospectus supplement, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7052 (or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT Rate Determination Date falls. If such rate does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement, average yield for the United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding the CMT Rate Determination Date as published in H.15(519) opposite the caption "Treasury Constant

     Maturities." If the rate does not so appear in H.15(519), the one week or one month, as specified in the applicable prospectus supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT Rate Determination Date falls. If the rate is not so published, the rate on the CMT Rate Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that CMT Rate Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two of such prices are provided as requested, the rate on the particular CMT Rate Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three such prices are provided as requested, the rate on the particular CMT Rate Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that interest determination date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two such prices are provided as requested, the rate on the particular CMT Rate Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three such prices are provided as requested, the CMT Rate in effect on the particular CMT Rate Determination Date.

               If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

          The "CMT Rate Calculation Date" pertaining to any CMT Rate Determination Date shall be the next succeeding Business Day.

Prime Rate Certificates. Each Prime Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Prime Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (which we refer to as a "Prime Rate Determination Date") for prime rate interest on such Prime Rate Determination Date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Prime Rate Calculation Date (which we describe below) pertaining to such Prime Rate Determination Date, then the "Prime Rate" for such Interest Reset Period shall be the rate as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan." If by 3:00 p.m., New York City time, on such Prime Rate Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update, then the "Prime Rate" for such Interest Reset Period shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Determination Date; provided, however, if fewer than four rates are so published by 3:00 p.m., New York City time, on the related Prime Rate Calculation Date, the rate on the Prime Rate interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Prime Rate Determination Date by three major banks, which may include affiliates of ABN AMRO SCORS Depositor Inc., the underwriters and the agents, in The City of New York selected by the Calculation Agent. If the banks so selected by the Calculation Agent are not quoting the Prime Rate, the Prime Rate shall be determined as of that Prime Rate Determination Date will be the Prime Rate in effect on that Prime Rate Determination Date.

     The "Prime Rate Calculation Date" pertaining to any Prime Rate Determination Date shall be the next succeeding Business Day.

     "Reuters Screen US PRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.


Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (which we refer to as a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (which we describe below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (which we describe below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          "Money Market Yield" shall be a yield calculated in accordance with the following formula:

               Money Market Yield = D X 360 X 100
                                    -------------
                                    360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

          The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (which we refer to as a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (which we describe below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

          The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (which we refer to as a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (which we describe below) for such Interest Reset Period of direct obligations of the United States (which we refer to as "Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (which we describe below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

          The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

          Unless the applicable prospectus supplement provides otherwise, each certificate (other than certain classes of Stripped Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive as return of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the applicable prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset (which we refer to as "Realized Losses") allocated thereto. Unless the applicable prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Stripped Certificates with no Certificate Principal Balance will not receive distributions of principal.


CMS Rate Certificates. Each CMS Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to a floating-for-floating interest rate swap as described in the applicable prospectus supplement (which we refer to as the "CMS Rate"). Unless otherwise specified in the applicable prospectus supplement, the CMS Rate for each Interest Reset Period shall be the second Business Day prior to the Interest Reset Date for such Interest Reset Period (which we refer to as a "CMS Rate Determination Date").

          The CMS Rate is a floating-for-floating interest rate swap, exchanging a LIBOR rate for a particular swap rate, as described in the applicable prospectus supplement. In a constant maturity swap, one or both (floating) legs are indexed to a swap rate of a fixed maturity (tenor). The term of this rate is longer than the leg's payment frequency -for example payments might be made every 6 months, at a rate dependent on the 5-years swap rate. (A constant maturity Treasury swap is similar, but the floating rate is the yield on a bond instead of a swap rate.) In an in-arrears swap the floating rate paid equals the rate observed on the payment date itself, not the rate observed at the start of the period.


Indexed Certificates

          From time to time, a trust may offer a series of certificates (which we refer to as "Indexed Certificates"), the principal amount payable at the stated maturity date of which (which we refer to as the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

     o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (which we refer to as the "Indexed Currency") specified therein;


     o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates;

     o the difference in the price of a specified commodity (which we refer to as the "Indexed Commodity") on specified dates; or

     o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

          Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.


          Indexed Certificates will be offered by a trust only after confirmation from the staff of the SEC with respect to their inclusion in a registration statement on Form S-3 for asset-backed securities.


Optional Exchange


          If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (which we refer to as an "Exchangeable Series"), the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with ABN AMRO SCORS Depositor Inc.'s and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act and all applicable rules, regulations thereunder. Such terms and conditions may relate to, but are not limited to, the following:



     o a requirement that the exchanging holder tender to the trustee call warrants and/or certificates of each class within such Exchangeable Series;


     o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

     o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the applicable prospectus supplement;

     o specified dates during which a holder may effect such an exchange (we refer to each as an "Optional Exchange Date");

     o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust;

     o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the related prospectus supplement, if applicable; and


     o a requirement that the trustee receives an opinion of counsel stating that such exchange is consistent with the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act, and all applicable rules and regulations thereunder, and such exchange would not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least five (or such shorter period acceptable to the trustee) but not more than 30 days prior to an Optional Exchange Date in accordance with delivery instructions specified in the related prospectus supplement (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the NASD, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of such registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance or Notional Amount of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).


          Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

          Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related

Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the applicable prospectus supplement.

Call Right

          ABN AMRO Incorporated, or ABN AMRO SCORS Depositor Inc., or if so specified in the applicable prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (which we refer to as the "Call on Certificates") or all or some of the Underlying Securities of a given series from the trust (which we refer to as the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a "Callable Series."

          The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement: Such terms may relate to, but are not limited to, the following:

          o whether the Certificate Principal Balance or Notional Amount (which we describe under "Description of the Certificates - Nature of the Certificates) of each certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

          o  the Call Date or Dates; and

          o  the Call Price.

          After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the applicable prospectus supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Put Right

          Certificates may be issued with Underlying Securities that permit the holder thereof to require the issuer of the Underlying Securities to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities (which we refer to as "Puttable Underlying Securities") on or after a fixed date. In such cases, the trustee for such series of certificates will exercise the Put Option on the first date such option is available to be exercised

(which we refer to as the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such series: provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the certificates of the Callable Series will be redeemed as described in "--Call Right." The Depositor will not issue a series of certificates with Puttable Underlying Securities if it would either
(i) cause the trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act or
(ii) affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code of 1986, as amended (which we refer to as the "Code").

Global Securities

          Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, DTC, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (which we refer to as the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (we refer to each as a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.04 and 5.08).


          DTC has advised ABN AMRO SCORS Depositor Inc. as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including ABN AMRO Incorporated and its affiliates), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC has confirmed to ABN AMRO SCORS Depositor Inc. that it intends to follow such procedures.


          Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by ABN AMRO SCORS Depositor Inc. or such agent or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

          So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

          Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of ABN AMRO SCORS Depositor Inc., the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          ABN AMRO SCORS Depositor Inc. expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. ABN AMRO SCORS Depositor Inc. also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

          If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ABN AMRO SCORS Depositor Inc. within ninety days, the trustee will issue individual definitive certificates in exchange for the global security or securities representing such certificates (Section 5.04). In addition, ABN AMRO SCORS Depositor Inc. may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if ABN AMRO SCORS Depositor Inc. so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to ABN AMRO SCORS Depositor Inc. and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

          o as registered certificates in denominations, unless otherwise specified by ABN AMRO SCORS Depositor Inc. or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates;

          o as bearer certificates in the denomination or denominations specified by ABN AMRO SCORS Depositor Inc. or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

          o as either registered or bearer certificates, if the certificates of such class are issuable in either form (Section 5.03).

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

          The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

Trust Liquidation Events

          Each prospectus supplement will contain information with respect to any events that may lead to liquidation of the Deposited Assets, the method of liquidation of the Deposited Assets and applicable trust and distribution of the proceeds of the Deposited Assets to the certificateholders subject to the priorities set forth in the applicable prospectus supplement, as well as remedies, if any, of the certificateholders upon the occurrence of any of these events.

                       MATURITY AND YIELD CONSIDERATIONS

          Each prospectus supplement will contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

          The maturity and effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. In addition, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.


          Unless otherwise specified in the applicable prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (which we describe under "Description of Deposited Assets and Credit Support - Underlying Securities"). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (which we describe under "Description of Deposited Assets and Credit Support - Underlying Securities") by the holders thereof. See "Description of the Deposited Assets--Underlying Securities - Indentures." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. We cannot predict the probability of such factors affecting any Underlying Security.


          The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.


          The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.


          A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the applicable prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT


     Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (which we refer to as the "Underlying Securities"), purchased by ABN AMRO SCORS Depositor Inc. or one of its affiliates and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or jurisdiction:


     o debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies (which we refer to as "Corporate Securities");

     o preferred securities of one or more trusts or other special purpose legal entities (which we refer to as "Trust Preferred Securities");

     o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates (which we refer to as "Equipment Trust Certificates");

     o asset-backed securities of one or more trusts or other special purpose legal entities (which we refer to as "Asset-Backed Securities" and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the "Private Sector Securities");

     o an obligation issued or guaranteed by the United States or any agency thereof for the payment of which the full faith and credit of the United States is pledged (which we refer to as "Treasury Securities");


     o an obligation of one or more U.S. government sponsored entities (which we refer to as "GSEs") described below for the payment of which the full faith and credit of the United States is not pledged; or

     o Government Trust Certificates (which we refer to as "GTCs" and together with Treasury Securities and GSEs, "Government Securities") described below.


     ABN AMRO SCORS Depositor Inc., or one of its affiliates, will generally purchase the Underlying Securities in the secondary market, but may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the trust certificates hereunder and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. ABN AMRO SCORS Depositor Inc. (or an affiliate thereof) may also purchase Treasury Securities directly from the issuer thereof.

     Registered securities, where deposit in a trust would be part of the original distribution or restricted securities (which are privately-placed securities where a holding period of two years has not yet elapsed pursuant to Rule 144(k) of the Securities Act) will not constitute Deposited Assets for any series of certificates.


     Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the depositor, ABN AMRO Incorporated and its affiliates will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of ABN AMRO SCORS Depositor Inc.'s belief as to an Underlying Security issuer's eligibility to issue securities on Form S-3 or Form F-3, as applicable, should be evaluated in light of these limitations.


     An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related prospectus supplement if the depositor and the related trust could sell such Underlying Security pursuant to Rule 144(k) under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"). Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

     With respect to any Private Sector Securities constituting, as of the issue date of the related Certificates, 10% or more of the aggregate principal amount of Underlying Securities deposited in a trust, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust Preferred Securities and Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates), unless:

     (a) the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of non-convertible investment grade securities;

     (b) the securities are guaranteed by a direct or indirect parent company of the issuer and either:

          (i) each of the parent company and such issuer meet one of the eligibility criteria set forth in (a) above; or

          (ii) the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act and such issuer is eligible to use Form S-3 or F-3 in reliance solely upon General Instruction I.C.3. of Form S-3 or General Instruction I.A.5(iii) of Form F-3;

     (c) the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a) above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act; or

     (d) the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, such issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the Underlying Securities.


     This prospectus relates only to the certificates offered hereby. The following description of the Underlying Securities is intended only to summarize the material characteristics of the

Underlying Securities that ABN AMRO SCORS Depositor Inc. is permitted to deposit in a trust. It is not a complete description of any prospectus relating to any Underlying Security or any Underlying Securities Indenture. The applicable prospectus supplement may contain additional information regarding the terms of a particular series of certificates. Please refer to the related prospectus supplement for information about the specific Underlying Securities for your series of certificates. All information contained in a prospectus supplement with respect to any Underlying Security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that Underlying Security, any publicly available filings with respect to the Underlying Security or Underlying Security issuer or guarantor, or other publicly available information. Investors should note that the issuers of the Underlying Securities are not participating in any offering of certificates and that the Depositor, ABN AMRO Incorporated and its affiliates will not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.


          You should rely on such additional information in the prospectus supplement as well as this prospectus.

Underlying Securities

Private Sector Securities

          Private Sector Securities will be either:

          o   Corporate Securities;

          o   Trust Preferred Securities;

          o   Equipment Trust Certificates; or

          o   Asset-Backed Securities.


     Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic issuers, or investment grade term preferred stock issued by domestic or foreign issuers that have a designated maturity date, as described above. Such preferred securities may include, among other things, stripped coupon interest-only payments.


          Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

          Indentures. With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (we refer to each as an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (which we refer to as the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939, as amended (which we refer to as the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

          Certain Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

          o  consolidate, merge, or transfer or lease assets;

          o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

          o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

          o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

          The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt, they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

          Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

       o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

       o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

       o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

       o certain events of bankruptcy, insolvency or reorganization of the issuer.

          Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.


          Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default (which we refer to as "Underlying Security Events of Default") under any Underlying Securities that represents 10% or more of the total Underlying Securities with respect to any series of certificates (which we refer to as a "Concentrated Underlying Security") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect a trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (which we refer to as "Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.


          Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior (which we refer to as "Senior Underlying Securities") or subordinated (which we refer to as "Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, a trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding, a trust, as a holder of Senior Underlying Securities, would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

          Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities (which we refer to as "Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

          The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

          Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

          The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

          In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case generally will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

          Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (which we refer to as an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

          The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

          Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

          The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (which we refer to as the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

          Government Securities will be either:

          o  GSE Securities;

          o  GTCs; or

          o  Treasury Securities.


          GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer and the securities of any GSE issuer which constitutes more than 10% of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement, including audited financial statements to the extent such financial statements are required by the applicable rules and regulations of the SEC and are not included in periodic reports filed by the GSE issuer under the Exchange Act with the SEC.

          In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

          Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

          Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

          Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

     o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

          GTCs. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (which we refer to as the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

          Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States or by any of its agencies if the full faith and credit of the United States is pledged for their payment.



Principal Economic Terms of Underlying Securities

          Reference is made to the applicable prospectus supplement to this prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:
(i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (which we refer to as "Underlying Securities Rate"); the date or dates from which such interest will accrue (which we refer to as "Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable (which we refer to as "Underlying Securities Payment Dates");
(vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xi) the rating thereof, if any, and (xii) any other material terms of such Underlying Securities.

          With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

          With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

          In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

          If an issuer or, as applicable, guarantor of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, ABN AMRO SCORS Depositor Inc., on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act .

          In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed 10% of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file a report required under the Exchange Act or has failed to file any required reports, or make available comparable reports in the case of a GSE issuer, at such time as the trust is required to file a report under the Exchange Act, ABN AMRO SCORS Depositor Inc. shall either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information that such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute such Underlying Security or Securities to the certificateholders or (b) sell the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities or under a description of the certificates. For the purpose of this subsection, with respect to Equipment

Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

Other Deposited Assets

          In addition to the Underlying Securities, ABN AMRO SCORS Depositor Inc. may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

          The Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support


          As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes.


          Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

          If so provided in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

          Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

          Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

          Reserve Accounts. If so provided in the applicable prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, ABN AMRO SCORS Depositor Inc. or such other person named in the related prospectus supplement.

Collections

          The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

          The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

          The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

          At the time of issuance of any series of certificates, ABN AMRO SCORS Depositor Inc. will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in such applicable prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of ABN AMRO SCORS Depositor Inc. on or with respect to such Deposited Assets due after the cut-off date specified in the prospectus supplement (which we refer to as the "Cut-off Date"), and, unless otherwise specified in the prospectus supplement, will exclude all principal, premium (if any) and interest, with respect to any such Deposited Asset due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The trustee will, concurrently with such assignment, deliver the certificates to ABN AMRO SCORS Depositor Inc. in exchange for certain assets to be deposited in the related trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information, subject to certain conditions.

          In addition, ABN AMRO SCORS Depositor Inc. will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in applicable prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders (Sections 2.01 and 2.02).


          With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any constituent document is found to be missing or defective in any material respect, the trustee (or such custodian) will promptly notify the administrative agent, if any, or cause such deficit to be cured or document to be delivered and ABN AMRO SCORS Depositor Inc. and the administrative agent, if any or the trustee will promptly notify the person who sold the applicable Deposited Asset to ABN AMRO SCORS Depositor Inc. (which we refer to as a "Deposited Asset Provider"). If the Deposited Asset Provider does not cure such omission or defect, if and to the extent specified in the applicable prospectus supplement, the Deposited Asset Provider may be obligated to repurchase the related Deposited Asset from the trust at the Purchase Price (which we describe under "- Termination") or provide a substitute for the Deposited Asset. The right of substitution or redemption under these circumstances generally depends upon whether the Underlying Securities Indenture or other similar document provides for this in its terms. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce any such obligation, Deposited Assets may not be acquired by ABN AMRO SCORS Deposit
Inc. as part of the primary offering thereof and neither any such administrative agent nor ABN AMRO SCORS Depositor Inc. will be obligated to repurchase or provide a substitute for such Deposited Asset if the Deposited Asset Provider defaults on any such obligation. Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).


          Each of ABN AMRO SCORS Depositor Inc. and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of ABN AMRO SCORS Depositor Inc. or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, ABN AMRO SCORS Depositor Inc. or any such administrative agent, respectively, will be obligated to cure the breach in all material respects within 90 days of the earlier of the discovery or receipt of notice by ABN AMRO SCORS Depositor Inc. or any such administrative agent (Section 2.04).

Collection and Other Administrative Procedures

General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, we refer to these as the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

          Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (we refer to each as a "sub-administrative agent"), subject to certain conditions (Section 7.02). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

          The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

          The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

          The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

          Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

          Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07). However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the related trust under the related trust agreement, such trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

          The applicable prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted by the trustee from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust (Section 3.08). Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

          The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

          If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent or the administrative agent, if any, the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement (Section 3.11).

Advances in Respect of Delinquencies

          Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the applicable prospectus supplement) and were delinquent on the related Determination Date, subject to
(i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (which we describe below) and (ii) such other conditions as may be specified in the applicable prospectus supplement.

          Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date (Section 4.04). If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the applicable prospectus supplement.

Certain Matters Regarding the Administrative Agent and ABN AMRO SCORS Depositor Inc.


          An administrative agent, if any, for each series of certificates under the trust agreement will be named in the applicable prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, ABN AMRO SCORS Depositor Inc., an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, ABN AMRO SCORS Depositor Inc., their affiliates or the Deposited Asset Provider. Under no circumstances will an entity affiliated with an Underlying Securities issuer be appointed as an administrative agent.


          The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

          The trust agreement will further provide that neither an administrative agent, ABN AMRO SCORS Depositor Inc. nor any director, officer, employee, or agent of the administrative agent or ABN AMRO SCORS Depositor Inc. will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, ABN AMRO SCORS Depositor Inc. nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, ABN AMRO SCORS Depositor Inc. and any director, officer, employee or agent of the administrative agent or ABN AMRO SCORS Depositor Inc. will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor ABN AMRO SCORS Depositor Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or ABN AMRO SCORS Depositor Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder (Section 6.02). The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

          Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

          Unless otherwise provided in the applicable prospectus supplement, "Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

          o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or ABN AMRO SCORS Depositor Inc., or to the administrative agent, ABN AMRO SCORS Depositor Inc. and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (which we describe below);

          o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or ABN AMRO SCORS Depositor Inc., or to the administrative agent, ABN AMRO SCORS Depositor Inc. and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

          o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the applicable prospectus supplement (Article I).

          Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, ABN AMRO SCORS Depositor Inc. or the trustee may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the related prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

          No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

          Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by ABN AMRO SCORS Depositor Inc. and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

          o to cure any ambiguity, which shall not adversely affect the interests of the certificateholders in any material respect;

          o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement, which shall not adversely affect the interests of the certificateholders in any material respect;

          o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

          o to add to the covenants, restrictions or obligations of ABN AMRO SCORS Depositor Inc., the administrative agent, if any, or the trustee for the benefit of the certificateholders;

          o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement, which shall not adversely affect the interests of the certificateholders in any material respect, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

          o to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (which we refer to as the "Code").

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by ABN AMRO SCORS Depositor Inc., and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

          Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of all of the holders of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding (Section 10.01).

          Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by ABN AMRO SCORS Depositor Inc., the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

          Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to ABN AMRO SCORS Depositor Inc. and to such other parties as may be specified in the trust agreement, a statement setting forth:

          o the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and the amounts received by the Trustee under a swap agreement, if any, including amounts received by the Trustee to terminate a swap agreement;

          o all amounts due pursuant to a swap agreement, if any, including amounts due and owing pursuant to a termination of a swap agreement for such date;

          o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

          o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the applicable prospectus supplement;

          o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

          o if the applicable prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

          o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date; and

          o the information required to be provided pursuant to Treasury Regulations promulgated under Section 671 of the Code, if any.

          In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the applicable prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence as to Compliance

          The trust agreement will provide that a firm of independent certified public accountants will furnish a report to the trustee no more than 90 days after the end of the trust's fiscal year (or any shorter period as necessary to provide for the timely filing of the trust's Annual Reports on Form 10-K) to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related fiscal period and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

          The trust agreement also will provide for delivery to ABN AMRO SCORS Depositor Inc., the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

          Copies of the annual accountants' report and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.


          The trust agreement will provide that the ABN AMRO SCORS Depositor Inc. will be required to file or to engage the trustee to file, on behalf of the trust, periodic reports that are required under the Exchange Act, including Annual Reports on Form 10-K and accompanying exhibits in the form of compliance certifications by the trustee and, if any servicing-related functions are delegated by the trustee to another entity (e.g., an administrative agent or a sub-administrative agent), a certificate of compliance from such entity and accountant's reports and Current Reports on Form 8-K that include basic information about transactions made by the trust. The trust agreement will also provide that the trustee as directed by ABN AMRO SCORS Depositor Inc. will monitor the preparation of any exhibits to the Exchange Act reports to ensure that such reports are filed on a timely basis.


Replacement Certificates

          Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued (Section 5.05).

Termination

          The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation (in cash or an in-kind distribution) of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the applicable prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination (Section 9.01).

          Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the related prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the applicable prospectus supplement (Section 9.01).

Duties of the Trustee

          The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement (Section 7.01).

The Trustee

          The trustee for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, ABN AMRO SCORS Depositor Inc., any administrative agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

          In compliance with United States federal income tax laws and regulations, ABN AMRO SCORS Depositor Inc. and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (which we describe below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

          Bearer certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

          As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

          Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking societe anonyme ("Clearstream Luxembourg") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Luxembourg with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                             PLAN OF DISTRIBUTION

          Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to ABN AMRO SCORS Depositor Inc. or the trust from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.


          If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include ABN AMRO Incorporated. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Certificates may also be sold through agents in a firm commitment offering designated by ABN AMRO SCORS Depositor Inc. from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by ABN AMRO SCORS Depositor Inc. to such agent will be set forth, in the applicable prospectus supplement.


          If so indicated in the applicable prospectus supplement, ABN AMRO SCORS Depositor Inc. will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

          Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with ABN AMRO SCORS Depositor Inc. to indemnification by ABN AMRO SCORS Depositor Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, ABN AMRO SCORS Depositor Inc. or its affiliates in the ordinary course of business.

          If ABN AMRO SCORS Depositor Inc. is owned by an affiliate of ABN AMRO Incorporated, it will also be an affiliate of ABN AMRO Incorporated. ABN AMRO Incorporated's participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the NASD, Inc. regarding underwriting securities of an affiliate.

          Unless otherwise set forth in the applicable prospectus supplement, the underwriters may purchase and sell the certificates in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the certificates; and short positions created by the underwriters involve the sale by the underwriters of a greater number of certificates than they are required to purchase from the trust in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the certificates sold in the offering may be reclaimed by the underwriters if the certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities if commenced may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

          As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by ABN AMRO SCORS Depositor Inc. or sold at any time to one or more purchasers in a transaction exempt from registration under the Securities Act.


          Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement.


                                LEGAL OPINIONS

          Certain legal matters with respect to the certificates will be passed upon for ABN AMRO SCORS Depositor Inc. and the underwriters by Sidley Austin Brown & Wood LLP or other counsel identified in the applicable prospectus supplement.

          The validity of the certificates and their federal income tax status will be passed upon for ABN AMRO SCORS Depositor Inc. and the applicable trust by Sidley Austin Brown & Wood LLP or other counsel identified in the applicable prospectus supplement.

                                               INDEX OF DEFINED TERMS




ABN AMRO SCORS..........................................1     Federal Funds Rate.....................................22
Administrative Agent Termination Events................51     Federal Funds Rate Calculation Date................21, 23
Asset-Backed Agreements................................40     Federal Funds Rate Certificate.........................16
Asset-Backed Securities................................33     Federal Funds Rate Determination Date..................22
Base Rate..............................................16     Fixed Pass-Through Rate................................12
Business Day...........................................15     Fixed Rate Certificates................................15
Calculation Agent......................................17     Floating Rate Certificates.............................15
Call on Certificates...................................28     Government Securities..................................34
Call on Underlying Securities..........................28     GSEs...................................................34
Call Right.............................................28     GTC Notes..............................................41
Callable Series........................................28     GTCs...................................................34
CD Rate................................................18     H.15(519)..............................................16
CD Rate Calculation Date...............................18     H.15(519) Daily Update.................................16
CD Rate Certificate....................................16     Index Maturity.........................................16
CD Rate Determination Date.............................18     Indexed Certificates...................................26
certificate account....................................45     Indexed Commodity......................................26
Certificate of Non-U.S. Beneficial Ownership...........58     Indexed Currency.......................................26
Certificate Principal Balance..........................25     Indexed Principal Amount...............................26
certificates............................................1     Initial Pass-Through Rate..............................16
Certificates of Deposit................................18     Interest Reset Date....................................17
Clearstream Luxembourg.................................58     Interest Reset Period..................................17
CMS Rate...............................................16     Investment Company Act.................................12
CMS Rate Certificate...................................16     LIBOR..................................................23
CMS Rate Calculation Date..............................20     LIBOR Certificate......................................16
CMT Rate...............................................16     LIBOR Determination Date...............................23
CMT Rate Certificate...................................16     London Banking Day.....................................15
CMT Rate Calculation Date..............................17     Maximum Pass-Through Rate..............................17
CMT Rate Determination Date............................18     Minimum Pass-Through Rate..............................17
Code...............................................29, 53     Money Market Yield.....................................22
Commercial Paper Rate..................................22     Nonrecoverable Advance.................................50
Commercial Paper Rate Calculation Date.................22     Notional Amount........................................15
Commercial Paper Rate Certificate......................16     Option to Elect Exchange...............................27
Commercial Paper Rate Determination Date...............22     Optional Exchange Date.................................27
Composite Quotations...................................16     Original Issue Date....................................12
Corporate Securities...................................33     Outstanding Debt Securities............................38
credit support instruments.............................47     participants...........................................30
Cut-off Date...........................................46     Pass-Through Rate......................................12
definitive certificate.................................29     Prime Rate.............................................21
Depositary.............................................29     Prime Rate Calculation Date............................21
Deposited Asset Provider...............................47     Prime Rate Certificate.................................16
Deposited Assets....................................2, 43     Prime Rate Determination Date..........................21
Determination Date.....................................14     Private Sector Securities..............................33
Distribution Date.......................................2     Purchase Price.........................................57
dollar..................................................4     Put Date...............................................29
DTC.....................................................4     Put Option.............................................29
Equipment Trust Certificates...........................33     Puttable Underlying Securities.........................29
ERISA..................................................13     Realized Losses........................................25
ETC Credit Entity......................................39     Related Proceeds.......................................50
ETC Issuer.............................................39     Required Percentage....................................52
Euroclear..............................................58     Referenced Dealers.....................................18
Exchange Act............................................3     reserve account........................................45
Exchangeable Series....................................26     Retained Call Right....................................10
Face Amount............................................26




                                                          60

Retained Interest......................................10     Treasury Securities....................................34
Reuters Screen LIBO Page...............................23     Trust Indenture Act....................................36
Reuters Screen US PRIME1 Page..........................21     Trust Preferred Securities.............................33
SEC.....................................................3     U.S. dollars............................................4
Secured Underlying Securities..........................38     U.S. Person............................................58
Securities Act.........................................34     U.S.$...................................................4
Senior Underlying Securities...........................38     UCC....................................................40
Spread.................................................16     Underlying Securities...............................2, 33
Spread Multiplier......................................16     Underlying Securities Indenture........................36
Stock Index............................................26     Underlying Securities Interest Accrual Periods.........42
Stripped Certificates..................................13     Underlying Securities Payment Dates....................42
Stripped Interest......................................15     Underlying Securities Rate.............................42
sub-administrative agent...............................48     Underlying Securities Trustee..........................36
Subordinated Underlying Securities.....................38     Underlying Security Events of Default..................37
Telerate Page 7051.....................................17     United States..........................................58
Telerate Page 7052.....................................18     USD.....................................................4
Treasury bills.........................................24     Variable Pass-Through Rate.............................12
Treasury Rate..........................................24     Voting Rights..........................................52
Treasury Rate Calculation Date.........................25
Treasury Rate Certificate..............................16
Treasury Rate Determination Date.......................25


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 14.  Other Expenses of Issuance and Distribution.*

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

        SEC Registration Fee.........................  $**

        Trustee's Fees and Expenses..................  $**

        Printing and Engraving.......................  $**

        Legal Fees and Expenses......................  $**

        Blue Sky Fees................................  $**

        Accounting Fees and Expenses.................  $**

        Rating Agency Fees...........................  $**

        Miscellaneous................................  $ **
                                                       ---------------------

        Total........................................  $**
                                                       =====================

----------------
* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to _____ of Securities registered hereby.
** To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

     Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.  Exhibits.

     (a)     Financial Statements:

             None.

     (b)     Exhibits:


     1.1     Form of Underwriting Agreement.(a)
     3.1.a   Certificate of Incorporation of ABN AMRO SCORS Depositor Inc.(b)
     3.1.b   Articles of Amendment to the Certificate of Incorporation of ABN AMRO SCORS Depositor Inc. (a)
     3.2     By-laws of ABN AMRO SCORS Depositor Inc., as currently in effect.(b)
     4.2     Form of Trust Agreement.
     5.1     Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities.(b)
     8.1     Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.(b)
     23.1    Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto).(b)
     24.1    Power of Attorney (included on page II-4).(c)

     ------------------------
     (a) Incorporated by reference to Pre-Effective Amendment Number 1 to the Registrant's Registration Statement on Form S-3 (the "Registration Statement") filed on February 10, 2004.
     (b) Incorporated by reference to the Registration Statement filed on December 23, 2003.

     (c) Incorporated by reference to the Registration Statement filed on March 26, 2004.


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 23th day of April, 2004.


                         ABN AMRO SCORS DEPOSITOR INC.


                         By: /s/ Pat Fay
                             -------------------------------------------------
                             Name:   Pat Fay
                             Title:  President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                         Title                                      Date
        ---------                         -----                                      ----


         Pat Fay*              Director, Chief Executive Officer
-------------------------      and President
         Pat Fay


     Richard Messina*          Director, Treasurer and Chief
-------------------------      Financial Officer
     Richard Messina


     Kevin Killips*            Chief Accounting Officer
-------------------------
     Kevin Killips


     Joe Duncan*               Director and Vice President
-------------------------
     Joe Duncan


*By:  /s/  Pat Fay                                                                   April 23, 2004
    ---------------------------
    (Pat Fay, Attorney-in-Fact)


                                 Exhibit Index

4.2        Form of Trust Agreement.